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                                                                   EXHIBIT 10(k)

================================================================================

                            STOCK PURCHASE AGREEMENT


                                 BY AND BETWEEN


                               DEAN FOODS COMPANY


                                       AND


                              AGRILINK FOODS, INC.


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                                  JULY 24, 1998


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                                TABLE OF CONTENTS

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1.       Definitions..............................................................................................2

2.       Purchase and Sale of Target Shares......................................................................10
                  (a)      Basic Transaction.....................................................................10
                  (b)      Purchase Price and Transfer of Consideration..........................................10
                  (c)      Assumption of Certain Liabilities.....................................................10
                  (d)      The Closing...........................................................................11
                  (e)      Deliveries at the Closing.............................................................11
                  (f)      Closing Date Adjusted Net Working Capital Adjustment..................................11
                                    (i)     Estimated Closing Date Adjusted Net Working
                                    Capital......................................................................11
                                    (ii)    Closing Date Adjusted Net Working Capital............................11

3.       Representations and Warranties of the Seller............................................................13
                  (a)      Representations and Warranties Concerning the Seller, Dean
                    International and Holding Company............................................................13
                                    (i)     Organization.........................................................13
                                    (ii)    Authorization of Transaction.........................................13
                                    (iii)   Noncontravention.....................................................14
                                    (iv)    Holding Company Status...............................................14
                                    (v)     Brokers' Fees........................................................16
                                    (vi)    Seller's Target-Related Intellectual Property........................16
                                    (vii)   Seller's Target-Related Employee Benefits............................16
                  (b)      Representations and Warranties Concerning the Targets.................................17
                                    (i)     Organization, Qualification, and Power...............................17
                                    (ii)    Target Shares........................................................17
                                    (iii)   Noncontravention.....................................................17
                                    (iv)    Subsidiaries.........................................................18
                                    (v)     Financial Statements.................................................18
                                    (vi)    Events Subsequent to Most Recent Fiscal Year End.....................18
                                    (vii)   Legal Compliance.....................................................20
                                    (viii)  Regulatory Matters...................................................20
                                    (ix)    Tax Matters..........................................................21
                                    (x)     Real Property........................................................22
                                    (xi)    Personal Property....................................................23
                                    (xii)   Intellectual Property................................................23


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                                    (xiii)   Sufficiency of Assets...............................................25
                                    (xiv)    Inventory...........................................................25
                                    (xv)     Contracts...........................................................25
                                    (xvi)    Notes and Accounts Receivable.......................................27
                                    (xvii)   Powers of Attorney..................................................27
                                    (xviii)  Insurance...........................................................27
                                    (xix)    Litigation..........................................................27
                                    (xx)     Arbitration.........................................................28
                                    (xxi)    Product Warranty....................................................28
                                    (xxii)   Employees...........................................................28
                                    (xxiii)  Top Customers.......................................................28
                                    (xxiv)   Employee Benefits...................................................28
                                    (xxv)    Guaranties..........................................................29
                                    (xxvi)   Environmental and Public Safety Matters.............................29
                                    (xxvii)  Certain Business Relationships With the Seller and Its
                                       Affiliates................................................................30
                                    (xxviii) Undisclosed Liabilities.............................................30
                                    (xxix)   Books and Records...................................................30
                                    (xxx)    Annual Incentive Bonus Plan.........................................31
                                    (xxxi)   Year 2000 Compliance................................................31
                                    (xxxii)  Disclosure..........................................................31

4.       Representations and Warranties of the Buyer.............................................................31
                  (a)      Organization of the Buyer.............................................................31
                  (b)      Authorization of Transaction..........................................................31
                  (c)      Noncontravention......................................................................31
                  (d)      Brokers' Fees.........................................................................32
                  (e)      Financing.............................................................................32
                  (f)      Investment............................................................................32

5.       Pre-Closing Covenants...................................................................................33
                  (a)      General...............................................................................33
                  (b)      Regulatory Matters and Approvals......................................................33
                  (c)      Operation of Business of the Targets .................................................33
                  (d)      Operation of Business of the Aseptic Business.........................................34
                  (e)      Full Access to the Buyer..............................................................34
                  (f)      Full Access to the Seller.............................................................34
                  (g)      Notice of Developments................................................................34
                  (h)      Exclusivity to the Buyer..............................................................34
                  (i)      Exclusivity to the Seller.............................................................35
                  (j)      ......................................................................................35


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6.       Post-Closing Covenants..................................................................................35
                  (a)      General...............................................................................35
                  (b)      Section 338(h)(10) Election...........................................................35
                  (c)      Allocation of Purchase Price..........................................................35
                  (d)      Retention of and Access to Records....................................................36
                  (e)      Employees and Employee Benefit Plans..................................................36
                  (f)      DFVC Name Change. ....................................................................38
                  (g)      Non-Compete...........................................................................38
                  (h)      Post-Closing License of Seller's Dean Trademark.......................................39
                  (i)      Settlement of Seller Group Payments...................................................40
                  (j)      Release of IRB Guarantee.  ...........................................................40

7.       Conditions to Obligation to Close.......................................................................40
                  (a)      Conditions to Obligation of the Buyer.................................................40
                  (b)      Conditions to Obligation of the Seller................................................42

8.       Indemnification.........................................................................................44
                  (a)      General...............................................................................44
                  (b)      Indemnification of Buyer Indemnitees..................................................44
                  (c)      Indemnification of Seller Indemnitees.................................................45
                  (d)      Limitation on Indemnification Obligations.............................................45
                  (e)      Cooperation...........................................................................46
                  (f)      Third Party Claims Subject to Indemnification.........................................46
                  (g)      Exclusivity...........................................................................48

9.       Tax Matters.............................................................................................48
                  (a)      Preparation and Filing of Income Tax Returns..........................................48
                  (b)      Income Tax Refunds and Benefits.......................................................49
                  (c)      Cooperation on Tax Matters............................................................49
                  (d)      Control Rights........................................................................50
                  (e)      Expenses..............................................................................50
                  (g)      Certain Taxes.........................................................................50

10.      Termination.............................................................................................51
                  (a)      Termination of Agreement..............................................................51
                  (b)      Effect of Termination.................................................................52

11.      Miscellaneous...........................................................................................52
                  (a)      Press Releases and Public Announcements...............................................52
                  (b)      No Third-Party Beneficiaries..........................................................52
                  (c)      Expenses..............................................................................52

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                  (d)      Entire Agreement......................................................................52
                  (e)      Succession and Assignment.............................................................53
                  (f)      Counterparts..........................................................................53
                  (g)      Headings..............................................................................53
                  (h)      Notices...............................................................................53
                  (i)      Governing Law.........................................................................54
                  (j)      Amendments and Waivers................................................................54
                  (k)      Severability..........................................................................54
                  (l)      Construction..........................................................................54
                  (m)      Incorporation of Exhibits and Disclosure Schedules....................................55





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Exhibit A - Closing Date Birds Eye License Agreement
Exhibit B - Continued Employee Severance Pay and Benefits
Exhibit C - Certain Title Commitment Items
Exhibit D - Substance of Opinion of General Counsel of the Seller
Exhibit E - Substance of Opinion of Special Counsel to Birds Eye Mexico Exhibit F - Substance of Opinion of Counsel to the Buyer

Seller Disclosure Schedule - Exceptions to Representations and Warranties Buyer Disclosure Schedule - Exceptions to Representations and Warranties








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                            STOCK PURCHASE AGREEMENT

    THIS STOCK PURCHASE AGREEMENT (this "Agreement") is entered into on July 24, 1998, by and between Dean Foods Company, a Delaware corporation (the "Seller"), and Agrilink Foods, Inc., a New York corporation (the "Buyer"). The Buyer and the Seller are sometimes referred to herein as a "Party" and collectively as the "Parties."

    The Seller owns (i) directly, all of the outstanding capital stock of Dean Foods Vegetable Company, a Wisconsin corporation ("DFVC"), and (ii) indirectly through Dean Foods International Investments, Inc., a Delaware corporation and a wholly-owned subsidiary of the Seller ("Dean International"), all of the outstanding capital stock of BEMSA Holding, Inc., a Delaware corporation and a wholly-owned subsidiary of Dean International ("Holding Company"). DFVC and Holding Company directly own all of the issued and outstanding capital stock of Birds Eye de Mexico SA de CV, a limited liability company organized under the laws of Mexico ("Birds Eye Mexico" and, together with DFVC, the "Targets"). The Buyer owns and operates an aseptic business conducted out of its Benton Harbor, Michigan facility (the "Aseptic Business").

    This Agreement contemplates a transaction in which the Seller will sell or cause to be sold to the Buyer and/or one or more subsidiaries of the Buyer, for consideration comprised of cash and the Aseptic Business of the Buyer (or, under certain circumstances, for consideration comprised solely of cash), all of the outstanding capital stock of DFVC and Holding Company. If the consideration includes the Aseptic Business, the transfer of the Aseptic Business to the Seller will be effected pursuant to the Asset Transfer Agreement by and between the Seller and the Buyer of even date herewith (the "Asset Transfer Agreement"). In connection with such transaction (i) the Seller will transfer to the Buyer and/or one or more subsidiaries of the Buyer all of the Seller's right, title and interest in the trademarks of the Seller that are used in the businesses of the Targets, subject to a royalty-free three-year license back to the Seller of one of such trademarks for certain uses, (ii) the Seller will assign to the Buyer or a subsidiary of the Buyer Seller's rights as licensor under the agreement pursuant to which it licenses Kraft General Foods, Inc. ("Kraft") to use certain of such trademarks and (iii) if the consideration includes the Aseptic Business, the Buyer will grant to the Seller a royalty-free perpetual license of certain of the Buyer's trademarks used in the Aseptic Business for certain uses. In connection with the sale of the capital stock of DFVC and Holding Company, the transferee of Seller's rights under the agreement referred to in clause (ii) of the preceding sentence will assume Seller's obligations thereunder and the Buyer will undertake certain severance obligations related to employees of the Targets.

    Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

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    1. Definitions.

    "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

    "Affiliated Group" means any affiliated group within the meaning of Code
Section 1504(a) or any similar group defined under a similar provision of state, local or foreign law.

    "All Cash Alternative" has the meaning set forth in Section 2(b).

    "Aseptic Business" has the meaning set forth in the preface.

    "Asset Transfer Agreement" has the meaning set forth in the preface.

    "Birds Eye Mexico" has the meaning set forth in the preface.

    "Birds Eye Mexico Series A Stock" means the Series A Stock of Birds Eye Mexico.

    "Birds Eye Mexico Series B Stock" means the Series B Stock of Birds Eye Mexico.

    "Birds Eye Dips Trademark" means "BIRDS EYE" for dairy based dips and for caramel dips, U.S. Reg. No. 1,982,485.

    "Buyer" has the meaning set forth in the preface.

    "Buyer Disclosure Schedule" means the schedule entitled "Buyer Disclosure Schedule" heretofore delivered by the Buyer, which schedule is arranged in sections corresponding to the lettered and numbered subsections contained in
Section 4.

    "Buyer Indemnitee" has the meaning set forth in Section 8(b).

    "CERCLA" has the meaning set forth in Section 3(b)(xxvi)(E).

    "Closed Premises" means the DFVC facilities and related real estate located at Brillion and Cedar Grove, Wisconsin, Bellingham, Washington, and McAllen, Texas.

    "Closing" has the meaning set forth in Section 2(d).

    "Closing Date" has the meaning set forth in Section 2(d).




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    "Closing Date Birds Eye License Agreement" means a license agreement in form and substance as set forth in Exhibit A attached hereto between the transferee of the Seller's rights in and to the Birds Eye Dips Trademark, as licensor, and the Seller, as licensee.

    "Closing Date Adjusted Net Working Capital" means the amount equal to the excess of (i) all inventory and trade receivables of the Targets as of the close of business on the day immediately preceding the Closing Date over (ii) all trade accounts payable and inventory-related accruals of the Targets as of the close of business on the day immediately preceding the Closing Date, as finally determined in accordance with Section 2(f)(ii)(A). Items included in Closing Date Adjusted Net Working Capital shall be valued on the basis for their valuation set forth in the notes to the Most Recent Balance Sheet, except that inventory shall be valued on a first-in, first-out basis. The quantities and types of inventory included in Closing Date Adjusted Net Working Capital shall be the Targets' book inventory as of the close of business on the day immediately preceding the Closing Date (reflecting any subsequent postings as of the close of business on the day immediately preceding the Closing Date made in accordance with the Targets' past practices), and no physical inventory shall be conducted.

    "Closing Date Adjusted Net Working Capital Statement" has the meaning set forth in Section 2(f)(ii)(A).

    "Closing Date Adjusted Net Working Capital Target" means $155,188,000.

    "COBRA" means the requirement of Part 6 of Subtitle B of Title I of ERISA and Code Section 4980B.

    "Code" means the Internal Revenue Code of 1986, as amended from time to time.

    "Confidentiality Agreement" means the letter agreement, dated April 24, 1998 between the Buyer and the Seller.

    "Consolidated Income Tax Returns" has the meaning set forth in Section 9(a)(i).

    "Continued Employees" has the meaning set forth in Section 6(e).

    "Controlled Group" has the meaning set forth in Section 3(b)(xxiv).

    "Control Group Liability" means any joint and several liability imposed by law on entities that are Affiliates of each other.

    "Damages" means all liabilities, demands, claims, actions or causes of action, regulatory, legislative or judicial proceedings or investigations, assessments, levies, losses, fines, penalties,


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damages, costs and expenses, including, without limitation, reasonable fees and expenses of attorneys, accountants and other professionals sustained or incurred in connection with the defense or investigation of any claim.

    "Dean International" has the meaning set forth in the preface.

    "Delaware General Corporation Law" means the General Corporation Law of the State of Delaware.

    "DFVC" has the meaning set forth in the preface.

    "DFVC Common Stock" means any share of the Common Stock, par value $0.01 per share, of DFVC.

    "DFVC Savings Plan" has the meaning set forth in Section 6(e)(iii).

    "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or fringe benefit or other retirement, bonus, or incentive plan or program, including without limitation any stock option or other equity-based plan or severance plan or arrangement.

    "Employee Pension Benefit Plan" has the meaning set forth in ERISA Section 3(2).

    "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Section 3(1).

    "Environmental Requirements" means all federal, state, local and foreign statutes, regulations, ordinances and similar provisions having the force or effect of law, all judicial and administrative orders and determinations, and all common law, concerning pollution or protection of the environment and public health and safety, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.


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    "Estimated Closing Date Adjusted Net Working Capital" has the meaning set forth in Section 2(f)(i).

    "Estimated Cash Purchase Price" means the amount of cash set forth in clause
(i) of the first sentence of Section 2(b), before any adjustment or increase referred to in such clause, or, in the event the All Cash Alternative becomes applicable, the amount of cash set forth in the penultimate sentence of Section 2(b), in either case increased by (i) any excess of Estimated Closing Date Adjusted Net Working Capital over the Closing Date Adjusted Net Working Capital Target or decreased by any excess of the Closing Date Adjusted Net Working Capital Target over Estimated Closing Date Adjusted Net Working Capital and (ii) the amount of the purchase price increase (if any) provided in Section 6(b).

    "Existing Birds Eye License Agreement" means the Trademark License Agreement, dated December 27, 1993, by and between the Seller and Kraft (a part of Kraft's rights under which have been assigned by it to Orange-Co, Inc.).

    "Farmers Processing" means Farmers Processing, Inc., a California corporation.

    "FDC Act" means the Federal Food, Drug and Cosmetic Act, as amended from time to time.

    "Fiduciary" has the meaning set forth in ERISA Section 3(21).

    "Financial Statements" has the meaning set forth in Section 3(b)(v).

    "Foreign Plans" has the meaning set forth in Section 3(b)(xxiv).

    "GAAP" means United States generally accepted accounting principles as in effect from time to time.

    "Governmental Entities" has the meaning set forth in Section 3(b)(vii).

    "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended from time to time.

    "Holding Company" has the meaning set forth in the preface.

    "Holding Company Common Stock" means any share of the Common Stock, no par value per share, of Holding Company.

    "Income Tax" means any federal, state, local or foreign income tax, including any interest, penalty, or addition thereto, whether disputed or not.


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    "Income Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Income Taxes, including any schedule or attachment thereto, and including any amendment thereof.

    "Indemnified Party" means a party that is entitled to indemnification from another party pursuant to Section 8.

    "Indemnifying Party" means a party that is required to provide indemnification to another party pursuant to Section 8.

    "Independent Firm" has the meaning set forth in Section 2(f)(ii)(A).

    "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

    "IRB" means the Village of Fairwater, Wisconsin, Tax Exempt Adjustable Mode Industrial Development Refunding Revenue Bonds, Series 1990, for the benefit of DFVC in the original principal amount of $2.45 million.

    "IRB Guarantee" means the Guarantee Agreement, dated May 1, 1997, between the Seller and Wachovia Bank of North Carolina with respect to the IRB.

    "Knowledge of the Seller" means (i) the actual knowledge, without special investigation, of William McManaman, the Vice President, Finance and Chief Financial Officer of the Seller, or Jeffrey P. Shaw, Thomas E. Osetek, Richard
L. Claiborn or Byron Johnson, the President, Senior Vice President, Sales and Marketing, Vice President, Finance and Vice President, Manufacturing, respectively, of DFVC, and (ii) the actual knowledge, without independent investigation, of the Seller which arises from the review of an executed certificate of each of the Persons described above


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under (i) regarding the accuracy of the representations and warranties of the
Seller contained in Section 3 of the July 16, 1998 draft of this Agreement, which certificates were distributed by the Seller prior to the date of this Agreement to such Persons along with the representations and warranties of the Seller contained in Section 3 of the July 16, 1998 draft of this Agreement and the July 14, 1998 draft of the Seller Disclosure Schedule.

    "Kraft" has the meaning set forth in the preface.

    "Leased Premises" has the meaning set forth in Section 3(b)(x)(B).

    "Mexican Premises" means the real property owned by Birds Eye Mexico and the facilities thereon.

    "Most Recent Balance Sheet" means the statement of assets and liabilities with respect to the fiscal year ended May 31, 1998 contained in the Financial Statements.

    "Most Recent Fiscal Year End" has the meaning set forth in Section 3(b)(v).

    "Multiemployer Plan" has the meaning set forth in ERISA Section 3(37).

    "Non-Compete Businesses" has the meaning set forth in Section 6(g).

    "Non-Compete Period" has the meaning set forth in Section 6(g).

    "Objection Notice" has the meaning set forth in Section 2(f)(ii)(A).

    "Owned Premises" has the meaning set forth in Section 3(b)(x)(A).

    "Parties" has the meaning set forth in the preface.

    "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

    "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a Governmental Entity.

    "Proprietary Information" means "Proprietary Information" as such term is used in the Confidentiality Agreement.

    "Purchase Price" has the meaning set forth in Section 2(b).


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    "Records Retention Date" has the meaning set forth in Section 6(d).

    "Securities Act" means the Securities Act of 1933, as amended from time to time.

    "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

    "Section 338(h)(10) Election" has the meaning set forth in Section 6(b).

    "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's and similar liens being contested in good faith if the related payment obligation is then due and payable, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith, (c) purchase money liens and liens securing rental payments under capital lease arrangements, (d) other liens arising in the ordinary course of business and not incurred in connection with the borrowing of money and (e) solely with respect to owned real property, other encumbrances which, in the aggregate, do not materially adversely affect the value of such real property or the owner's ability to use such real property for its intended purpose.

    "Seller" has the meaning set forth in the preface.

    "Seller Disclosure Schedule" means the schedule entitled "Seller Disclosure Schedule" heretofore delivered by the Seller, which schedule is arranged in sections corresponding to the lettered and numbered subsections contained in
Section 3.

    "Seller Indemnitee" has the meaning set forth in Section 8(c).

    "Seller Plans" has the meaning set forth in Section 3(b)(vii).

    "Seller's Dean Trademark" means the bird-on-mailbox logo of the Seller, U.S. Reg. Nos. 1,342,947, 1,343,368, 1,500,715, 1,519,979 and 1,953,924.

    "Seller's Retirement Plan" has the meaning set forth in Section 6(e)(iv).

    "Seller's Savings Plan" has the meaning set forth in Section 3(a)(vii).

    "Seller's Target-Related Intellectual Property" has the meaning set forth in
Section 3(a)(vi).

    "Silage-Related Litigation" means (i) Southern Michigan Beef Company and Decaturland Investments vs. DFVC, Case No. 97-42-482-CK-H (State of Michigan in the Circuit Court for the County of Van Buren), (ii) Steve Hovander and Star Hovander d/b/a Hovander Farms vs. DFVC,


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

No. 97-2-00707-7 (Superior Court of the State of Washington in and for the County of Whatcom) and (iii) Richard J. Cipri vs. DFVC et al., File No. 92-37-137-CE-B (State of Michigan in the Circuit Court for the County of Van Buren) and any other litigation arising out of the same facts and circumstances as such litigation.

    "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which
(i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

    "SWDA" has the meaning set forth in Section 3(b)(xxvi)(E).

    "Targets" has the meaning set forth in the preface.

    "Targets' Dean-Related Packaging/Labels" means all of the packaging and label inventory (including label inventory affixed to finished goods) of the Targets that exists (or which has been ordered by the Targets but not yet delivered) at the Closing Date which bears the Seller's Dean Trademark.

    "Targets' Intellectual Property" has the meaning set forth in Section 3(b)(xii)(B).

    "Target Shares" means all of the outstanding DFVC Common Stock and Birds Eye Mexico Series A Stock and Birds Eye Mexico Series B Stock.

    "Taxes" means all taxes, charges, fees, premiums, levies, penalties or other assessments imposed by any United States federal, state or local or foreign taxing authority, including, but not limited to, Income Taxes, franchise or capital stock taxes, sales taxes, use taxes, gross receipts taxes, real or personal property taxes, excise taxes, transfer taxes, payroll, withholding, social security or other taxes (including taxes or premiums for unemployment insurance or similar governmental impositions), including any interest, penalties or additions attributable thereto.


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    "Third Party Claims" shall mean any claims for Damages which are asserted or threatened by a Person, other than a Party or a successor or assign of a Party, against any Indemnified Party or to which an Indemnified Party is subject from such a Person.

    "Threshold Amount" has the meaning set forth in Section 8(d)(ii).

    "Title Insurance Commitments" has the meaning set forth in Section
3(b)(x)(D).

    "WARN Act" has the meaning set forth in Section 6(e)(vi).

    2.   Purchase and Sale of Target Shares.

         (a) Basic Transaction. On and subject to the terms and conditions of this Agreement, the Buyer agrees that it will purchase from the Seller and Dean International, and the Seller agrees that it will (and will cause Dean International to) sell to the Buyer, for the consideration specified in Section 2(b), all of the outstanding capital stock of DFVC and Holding Company, and the Seller agrees that in connection with such purchase and sale it will (i) transfer all of the Seller's right, title and interest in and to Seller's Target-Related Intellectual Property to the Buyer, subject to the Closing Date Birds Eye License Agreement and (ii) assign to the Buyer Seller's rights as licensor under the Existing Birds Eye License Agreement. It is expressly agreed by the Parties that the Buyer may choose to have title to some or all of such Target Shares and Seller's Target-Related Intellectual Property and/or the Existing Birds Eye License Agreement conveyed to one or more Subsidiaries of the Buyer rather than to the Buyer, provided that each such Subsidiary and the particular assets to which it is to take title are identified to the Seller at least 15 days prior to the Closing Date. In such event, except to the extent the context otherwise requires, each of the references to the Buyer herein (including without limitation in the representations and warranties of the Buyer in Section 4) shall be a reference not only to the Buyer but also to each such Subsidiary.

         (b) Purchase Price and Transfer of Consideration. The consideration referred to in Section 2(a) is (i) $390,000,000 in cash, adjusted as provided in
Section 2.2(f)(ii) and increased by the amount of the purchase price increase (if any) provided in Section 6(b), and (ii) the Aseptic Business of the Buyer (collectively, the "Purchase Price"). For the convenience of the Parties, any cash payment will be made solely to the Seller, which will be responsible for forwarding to Dean International its portion of such cash payment. It is expressly agreed by the Parties that the Seller may choose to have the Aseptic Business conveyed to one or more subsidiaries of the Seller rather than to the Seller, provided that each such Subsidiary and the particular assets to which it is to take title are identified to the Buyer at least 15 days prior to the Closing Date. Notwithstanding the foregoing, unless the Closing has occurred prior to September 22, 1998 or the Parties have otherwise agreed in writing (in their respective sole discretion), and unless prior to such date all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act with respect to the transfer of the Aseptic Business to the Seller shall have expired or otherwise been terminated (in either case without threat by any Governmental Entity of any action, suit or proceeding described in Section 7(a)(iv) based on any antitrust statute, regulation, rule or other restriction), then effective on such date the consideration referred to in Section 2(a) and the "Purchase Price" shall each be $523,000,000 in cash, adjusted as provided in Section 2.2(f)(ii) and increased by the amount of the purchase price increase (if any) provided in Section 6(b) (the "All Cash Alternative"). If the All Cash Alternative becomes applicable, the Asset Transfer Agreement shall terminate in accordance with the terms thereof.

         (c) Assumption of Certain Liabilities. In connection with the purchase and sale contemplated herein, the transferee of Seller's rights as licensor under the Existing Birds Eye License Agreement shall assume Seller's obligations thereunder (and, if such transferee is a Subsidiary of the Buyer, the Buyer shall guarantee such Subsidiary's performance of the assumed obligations).

         (d) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Kirkland & Ellis in Chicago, Illinois, commencing at 9:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date and time as the Parties may mutually determine (the date and time of the Closing, the "Closing Date").

         (e) Deliveries at the Closing. At the Closing, (i) the Seller will deliver to the Buyer the various certificates, instruments and documents referred to in Section 7(a), (ii) the Buyer will deliver to the Seller the various certificates, instruments and documents referred to in Section 7(b),
(iii) the Seller and Dean International will deliver or cause to be delivered to the Buyer stock certificates representing all of the Holding Company Common Stock and all of the Target Shares owned by the Seller, endorsed in blank or accompanied by duly executed assignment documents, (iv) the Buyer will pay to the Seller in cash, by wire transfer or delivery of other immediately available funds, an amount equal to the Estimated Cash Purchase Price and (v) if the All Cash Alternative has not become applicable, the transfer of the Aseptic Business to the Seller pursuant to the Asset Transfer Agreement shall be consummated.

         (f)  Closing Date Adjusted Net Working Capital Adjustment.

              (i) Estimated Closing Date Adjusted Net Working Capital. At least 3 business days in advance of the Closing, the Seller shall prepare in good faith and deliver to the Buyer an estimate of Closing Date Adjusted Net Working Capital ("Estimated Closing Date Adjusted Net Working Capital").

              (ii) Closing Date Adjusted Net Working Capital.

                   (A) Determination of Closing Date Adjusted Net Working Capital. Within 45 days of the Closing Date, the Buyer and its independent auditors shall deliver to the Seller a statement of Closing Date Adjusted Net Working Capital (the "Closing Date Adjusted Net Working Capital Statement"). The Buyer and its auditors will (i) make available to the Seller and its agents, attorneys and accountants upon reasonable advance notice all records and work papers necessary to understand the Closing Date Adjusted Net Working Capital Statement and to calculate Closing Date Adjusted Net Working Capital and (ii) allow the Seller and its agents, attorneys and accountants upon reasonable advance notice to interview any Buyer or Target personnel or independent auditor personnel significantly involved in the preparation of the Closing Date Adjusted Net Working Capital Statement. If the Seller disagrees with the computation of Closing Date Adjusted Net Working Capital contained in the Closing Date Adjusted Net Working Capital Statement, the Seller may, within 30 days after receipt of the Closing Date Adjusted Net Working Capital Statement, deliver a notice (the "Objection Notice") to the Buyer setting forth the objections of the Seller and, to the extent reasonably possible, Closing Date Adjusted Net Working Capital as determined by the Seller. The Buyer and the Seller will use reasonable efforts to resolve any disagreements as to the computation of Closing Date Adjusted Net Working Capital, but if they do not obtain a final resolution within 15 days after the Buyer has received the Objection Notice, the Buyer and the Seller will jointly retain Arthur Andersen LLP, or, if such firm is unwilling to serve, another independent accounting firm of recognized national standing that is not a public accountant of the Buyer, the Seller or any of their respective Affiliates (an "Independent Firm") to resolve any remaining disagreements. If the Buyer and the Seller are unable to agree on the choice of an Independent Firm, the choice will be selected by lot from those top five accounting firms that are Independent Firms or, if no top five accounting firm is an Independent Firm or is willing to serve, selected by lot from those Independent Firms that are willing to serve. The Buyer and the Seller will direct the chosen Independent Firm to render a determination within 30 days of its retention and the Buyer and the Seller and their respective agents will cooperate with the chosen Independent Firm during its engagement. The chosen Independent Firm will consider only those issues related to the determination of Closing Date Adjusted Net Working Capital set forth in the Objection Notice which the Buyer and the Seller have been unable to resolve. The determination of the chosen Independent Firm will be based on and consistent with the definition of Closing Date Adjusted Net

              Working Capital included herein. The determination of the chosen Independent Firm will be conclusive and binding upon the Buyer and the Seller. In any proceeding described above in this paragraph, all of the costs and expenses of the Buyer (including reasonable attorneys' fees and expenses) shall be borne by the Buyer, all of the costs and expenses of the Seller (including reasonable attorneys' fees and expenses) shall be borne by the Seller and all costs and expenses of the chosen Independent Firm shall be borne by the Buyer in the event that the Closing Date Adjusted Net Working Capital reflected in the Closing Date Adjusted Net Working Capital Statement, as adjusted to reflect the resolution by the Parties of any objections of the Seller to the Closing Date Adjusted Net Working Capital Statement, is lower than Closing Date Adjusted Net Working Capital; otherwise the Seller shall bear all the costs and expenses of the chosen Independent Firm.

                   (B) Payment. If Closing Date Adjusted Net Working Capital exceeds Estimated Closing Date Adjusted Net Working Capital, the Buyer shall pay to the Seller within 5 business days of the final determination of Closing Date Adjusted Net Working Capital the amount of such excess, which shall be payable in cash by wire transfer or delivery of other immediately available funds. If Closing Date Adjusted Net Working Capital is less than Estimated Closing Date Adjusted Net Working Capital, the Seller shall pay to the Buyer within 5 business days of the final determination of Closing Date Adjusted Net Working Capital the amount of such deficit, which shall be payable in cash by wire transfer or delivery of other immediately available funds. No interest shall be paid with respect to any adjustment amount due and timely paid pursuant to this subsection.

    3.   Representations and Warranties of the Seller.

         (a) Representations and Warranties Concerning the Seller, Dean International and Holding Company. The Seller represents and warrants to the Buyer that, subject in the case of the representations and warranties in each particular section below to the exceptions set forth in the corresponding section of the Seller Disclosure Schedule:

              (i) Organization. Each of the Seller, Dean International and Holding Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Holding Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. Holding Company has corporate power and corporate authority to carry on the businesses in which it is engaged and to own and use the properties owned or used by it.

              (ii) Authorization of Transaction. The Seller has full corporate power and corporate authority to execute and deliver this Agreement and all other agreements contemplated hereby to which the Seller is or is to be a party and to perform its obligations hereunder and thereunder. The board of directors of the Seller has duly approved this Agreement and all other agreements contemplated hereby to which the Seller is or is to be a party and has duly authorized the Seller's execution and delivery of this Agreement and all such other agreements and the consummation of the transactions on the part of the Seller contemplated hereby and thereby. This Agreement and all such other agreements constitute the valid and legally binding obligations of the Seller, enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy or other laws affecting creditor's rights generally and limitations on the availability of equitable remedies. Dean International has full corporate power and corporate authority to sell the Target Shares of Holding Company as contemplated by this Agreement. The board of directors of Dean International, and the Seller as the sole stockholder of Dean International, have duly approved such sale.

              (iii) Noncontravention. Neither the execution and delivery of this Agreement and the other agreements contemplated hereby to which the Seller is or is to be a party, nor the consummation of the transactions on the part of the Seller or Dean International contemplated hereby and thereby, (i) violates any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which the Seller, Dean International or Holding Company is subject (except that no representation or warranty is made with respect to any antitrust statute, regulation, rule or other restriction) or any provision of the charter or bylaws of the Seller, Dean International or Holding Company or (ii) conflicts with, results in a breach of, constitutes a default under, results in the acceleration of, creates in any party the right to accelerate, terminate, modify or cancel, or requires any notice under, any agreement, contract, lease, license, instrument or other arrangement to which the Seller, Dean International or Holding Company is a party or by which any of them is bound or to which any of their assets is subject (or results in the imposition of any Security Interest upon any of their assets). Neither the Seller, Dean International nor Holding Company needs to give any notice to, make any filing with or obtain any authorization, consent or approval of, any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, other than in connection with the provisions of the Hart-Scott-Rodino Act and the

Securities Exchange Act, and other than any other notice, filing, authorization, consent or approval that has been given, made or obtained.

              (iv) Holding Company Status.

                   (A) Holding Company was formed on June 4, 1998 solely for the purpose of holding capital stock of Birds Eye Mexico. Holding Company has no asset other than capital stock of Birds Eye Mexico and cash, has conducted no business or operations, has incurred no liabilities or obligations other than expenses related to its incorporation and its continuing corporate existence and has not had any employees.

                   (B) The entire authorized capital stock of Holding Company consists of 200 shares of Holding Company Common Stock, 100 of which are issued and outstanding and none of which are held in treasury. Such outstanding shares are owned of record by Dean International, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Security Interests or purchase rights. Neither the Seller, Dean International nor Holding Company is a party to any option, warrant, purchase right or other contract or commitment that could require any of them to issue, sell, transfer or otherwise dispose of any capital stock of Holding Company (other than this Agreement). Neither the Seller nor Dean International is a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any capital stock of Holding Company. The section of the Seller Disclosure Schedule corresponding to this Section 3(a)(iv)(B) lists the directors and officers of Holding Company.

                   (C) The section of the Seller Disclosure Schedule corresponding to this Section 3(a)(iv)(C) lists all state, local and foreign Income Tax Returns filed with respect Holding Company since its formation, indicates which of those Income Tax Returns have been audited, and indicates which of those Income Tax Returns are currently the subject of audit. Holding Company is not a party to any tax allocation or sharing agreement which allocates tax liability to Holding Company independently of the allocation elected under Treasury Regulation Section 1.1552-1. Since its formation, Holding Company has not been a member of an Affiliated Group filing a consolidated U.S. federal Income Tax Return (other than a group the common parent of which was the Seller), and Holding Company has no liability for the taxes of any Person (other than any of the Seller and its Subsidiaries) under Reg.
              Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

                   (D) Holding Company has timely filed all tax and information returns required to be filed and has paid or has accrued on its books and set up an adequate reserve for the payment of all Taxes reflected on such returns required to be paid in respect of the periods covered by such returns and has accrued on its books and set up an adequate reserve for the payment of all Taxes anticipated to be payable in respect of periods through the end of the calendar month preceding the date hereof. Holding Company is not delinquent in the payment of any Taxes, assessment or governmental charge. No deficiencies for any Taxes have been proposed, asserted or assessed against Holding Company that have not been resolved or settled, and no requests for waivers of the time to assess any Taxes against Holding Company are pending or have been agreed to. Holding Company is not currently the subject of an audit or examination of any of its tax returns by the Internal Revenue Service or any state, municipal or other taxing authority. Holding Company is not a party to any action or proceeding by any Governmental Entities for the assessment or collection of Taxes. Deferred taxes of Holding Company have been accounted for in accordance with GAAP.

              (v) Brokers' Fees. Neither the Seller nor any of its Subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Buyer or any of its Subsidiaries (including the Targets and Holding Company subsequent to the Closing) could become liable or obligated.

              (vi) Seller's Target-Related Intellectual Property. The section of the Seller Disclosure Schedule corresponding to this Section 3(a)(vi) identifies each patent or trademark registration or pending application which has been issued to or is filed by the Seller with respect to any of the Seller's Intellectual Property, in each case that is used by either Target in the conduct of its business ("Seller's Target-Related Intellectual Property"). The Seller has made available to the Buyer correct and complete copies of all such patents, registrations and applications. No trade name or unregistered trademark owned by the Seller is used by either of the Targets in connection with its business. With respect to each item of Seller's Target-Related Intellectual Property (in the case of each such item other than a United States item, to the Knowledge of the Seller): (i) Seller possesses all right, title and interest in and to the item, free and clear of any Security Interest, license, agreement, consent or other restriction which adversely affects the use or ownership of such item;
         (ii) the item is not subject to any outstanding injunction, judgment, order, decree, ruling or charge; and (iii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or, to the Knowledge of the Seller, threatened against the Seller or any of its Subsidiaries which challenges the legality, validity, enforceability, use or ownership of the item.

              (vii) Seller's Target-Related Employee Benefits. The section of the Seller Disclosure Schedule corresponding to this Section 3(a)(vii) lists each Employee Benefit Plan that the Seller maintains (other than any severance arrangement for which neither the Buyer nor any of its Subsidiaries (including the Targets and Holding Company subsequent to the Closing) could become liable or obligated) under which any employee of either of the Targets is provided coverage (the "Seller Plans"). Seller has made available to Buyer true and correct copies of all such Employee Benefit Plans. The Dean Foods Company Savings and Investment Plan (the "Seller's Savings Plan") has previously received a determination letter from the Internal Revenue Service that the plan is qualified under Section 401(a) of the Code and nothing has occurred since the date of such determination that would materially and adversely affect the qualification of such plan. The Seller's Savings Plan has been maintained and administered in compliance in all material respects with ERISA and the Code.

         (b) Representations and Warranties Concerning the Targets. The Seller represents and warrants to the Buyer that, subject in the case of the representations and warranties in each particular section below to the exceptions set forth in the corresponding section of the Seller Disclosure
Schedule:

              (i) Organization, Qualification, and Power. Each of the Targets is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each of the Targets is duly authorized to conduct business and is in good standing under the laws of each other jurisdiction where such qualification is required. Each of the Targets has corporate (or limited liability company, as applicable) power and corporate (or limited liability company, as applicable) authority to carry on the businesses in which it is engaged and to own and use the properties owned or used by it. The section of the Seller Disclosure Schedule corresponding to this Section 3(b)(i) lists the directors and officers of each of the Targets.

              (ii) Target Shares. The entire authorized capital stock of DFVC consists of 3,000 shares of DFVC Common Stock, 1,000 of which are issued and outstanding and none of which are held in treasury. The entire authorized capital stock of Birds Eye Mexico consists of (x) 1,000 shares of Birds Eye Mexico Series A Stock, all of which are issued and outstanding and none of which are held in treasury, and (y) 5,000 shares of Birds Eye Mexico Series B Stock, all of which are issued and outstanding and none of which are held in treasury. Such outstanding shares are owned of record as set forth in the section of the Seller Disclosure Schedule corresponding to this Section 3(b)(ii), in each case free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Security Interests or purchase rights. Neither the Seller, Dean International, Holding Company nor either of the Targets is a party to any option, warrant, purchase right or other contract or commitment that could require any of them to issue, sell, transfer, or otherwise dispose of any capital stock of either of the Targets (other than this Agreement). Neither the Seller, Dean International nor Holding Company is a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any capital stock of either of the Targets.

              (iii) Noncontravention. The consummation of the transactions contemplated by this Agreement do not (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which either of the Targets is subject (except that no representation or warranty is made with respect to any antitrust statute, regulation, rule or other restriction) or any provision of the charter or bylaws (or similar governing documents) of either of the Targets or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under, any material agreement, contract, lease, license, instrument or other arrangement to which either of the Targets is a party or by which either of them is bound or to which any of their assets is subject (or result in the imposition of any Security Interest upon any of their assets). Neither of the Targets needs to give any notice to, make any filing with or obtain any authorization, consent or approval of, any government or governmental agency in order for the Parties to consummate the transactions or perform the obligations contemplated by this Agreement, other than in connection with the provisions of the Hart-Scott-Rodino Act, and other than any notice, filing, authorization, consent or approval that has been given, made or obtained.

              (iv) Subsidiaries. Neither of the Targets has any Subsidiary. Neither of Targets owns any interest in any other corporation, partnership, joint venture or other business entity, other than the ownership by DFVC of shares of Birds Eye Mexico Series B Stock and of one-half of the capital stock of Farmers Processing.

              (v) Financial Statements. The financial statements previously delivered to the Buyer (collectively, the "Financial Statements"), consisting of an unaudited statement of assets and liabilities (and notes thereto) as of May 31, 1998 (the "Most Recent Fiscal Year End") and unaudited income and cash flows (and notes thereto) for the fiscal years ended May 31, 1998 and May 25, 1997 for the Targets, have been derived from the internal books and records of the Targets, which have been maintained in a manner consistent with the accounting practices of the Seller, and the financial information reflected in the Financial Statements is included in the Seller's consolidated financial statements which are prepared in accordance with GAAP consistently applied. The Seller makes no other representation or warranty with respect to the Financial Statements.

              (vi) Events Subsequent to Most Recent Fiscal Year End. Since the Most Recent Fiscal Year End, there has not been any material adverse change in the business, operations or financial condition of the Targets taken as a whole. Without limiting the generality of the foregoing, since that date:

                   (A) neither of the Targets has sold, leased, transferred or assigned any material assets, tangible or intangible, except for sales of inventory in the ordinary course of its business;

                   (B) no party (including either of the Targets) has accelerated, terminated, made material modifications to or canceled any material agreement, contract, lease or license to which either of the Targets is a party or by which either of them is bound;

                   (C) neither of the Targets has made any material capital expenditures materially in excess of the budgeted amount for capital expenditures previously provided to the Buyer by the Seller;

                   (D) neither of the Targets has made any material capital investment in, or any material loan to, any other Person;

                   (E) there has not been any increase in the obligations owed by either of the Targets for borrowed money;

                   (F) neither of the Targets has mortgaged, pledged or
              subjected to any Security Interest any of its assets or properties;

                   (G) neither of the Targets has waived or released any of its material rights;

                   (H) neither of the Targets has granted any license or sublicense of any material rights under or with respect to any of its Intellectual Property;

                   (I) there has been no change made or authorized in the charter or bylaws (or similar governing documents) of either of the Targets;

                   (J) neither of the Targets has issued, sold or otherwise disposed of any of its capital stock, or granted any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock;

                   (K) neither of the Targets has experienced any material damage, destruction or loss (whether or not covered by insurance) to its property;

                   (L) neither of the Targets has made any loan to, or entered into any other transaction with, any of its directors or officers other than the advance or reimbursement of reasonable business expenses incurred or to be incurred in the ordinary course of business;

                   (M) neither of the Targets has entered into any employment contract with any of its directors or officers or any collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

                   (N) neither of the Targets has granted any increase in the compensation payable or to become payable to any of its directors or officers, except for annual increases in the ordinary course of business consistent with past practice;

                   (O) neither of the Targets has adopted, amended, modified or terminated any bonus, profit-sharing, incentive, severance or other plan, contract or commitment for the benefit of any of its directors and officers (or taken any such action with respect to any other Employee Benefit Plan);

                   (P) neither of the Targets has made any other material change in employment terms for any of its directors or officers outside the ordinary course of its business;

                   (Q) neither of the Targets has made any change in its accounting principles for financial reporting;

                   (R) neither of the Targets has experienced any material adverse change in its business, operations or financial condition; and

                   (S) neither of the Targets has committed to any of the foregoing.

              (vii) Legal Compliance. Each of the Targets has complied in all material respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings and charges thereunder) of federal, state, local and foreign governments (and all departments, agencies and political subdivisions thereof) (collectively, "Governmental Entities"). No material investigation, review, inquiry or proceeding by any Governmental Entity with respect to either of the Targets is pending or, to the Knowledge of the Seller, threatened. None of the Targets currently is subject to any agreement, contract or decree with any Governmental Entity arising out of any current or previously existing violations or alleged violations.

              (viii) Regulatory Matters. Each of the Targets possesses all regulatory permits, licenses and other governmental authorizations and approvals which it is required by applicable law to obtain, all of which have been duly obtained and are in full force and effect; each of the Targets is in compliance in all material respects with the respective terms and conditions thereof, and there are no material proceedings pending or, to the Knowledge of the Seller, threatened seeking to revoke, cancel or suspend, or to adversely modify, any thereof. The consummation of the transactions contemplated hereby will not result in the revocation, cancellation, suspension or adverse modification of any thereof.

              (ix) Tax Matters.

                   (A) The section of the Seller Disclosure Schedule corresponding to this Section 3(b)(ix)(C) lists all state, local and foreign Income Tax Returns filed with respect to either of the Targets for taxable periods ended on or after May 28, 1995, indicates which of those Income Tax Returns have been audited, and indicates which of those Income Tax Returns are currently the subject of audit.

                   (B) Neither of the Targets is a party to any tax allocation or sharing agreement which allocates tax liability to the Targets independently of the allocation elected under Treasury Regulation
              Section 1.1552-1. With respect to taxable periods beginning on or after January 1, 1988, neither of the Targets (A) has been a member of an Affiliated Group filing a consolidated U.S. federal Income Tax Return (other than a group the common parent of which was the Seller) or (B) has any liability for the taxes of any Person (other than any of the Seller and its Subsidiaries) under Reg.

              Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

                   (C) Each of DFVC and Holding Company is a member of a selling consolidated group (within the meaning of Section 338(h)(10)(A)(i) of the Code) of which the Seller is the common parent.

                   (D) The Targets have each timely filed all tax and information returns required to be filed and paid (or the Seller has paid or caused to be paid on behalf of the Targets), or have accrued on their respective books and set up adequate reserves for the payment of, all Taxes reflected on such returns or required to be paid in respect of the periods covered by such returns and have accrued on their respective books and set up an adequate reserve for the payment of all Taxes anticipated to be payable in respect of periods through the end of the calendar month preceding the date hereof. Neither Target is delinquent in the payment of any Taxes, assessment or governmental charge. No deficiencies for any Taxes have been proposed, asserted or assessed against either Target that have not been resolved or settled, and no requests for waivers of the time to assess any Taxes against either Target are pending or have been agreed to. Neither of Targets is currently the subject of an audit or examination of any of its tax returns by the Internal Revenue Service or any state, municipal or other taxing authority. Neither Target is a party to any action or proceeding by any Governmental Entity for the assessment or the collection of Taxes. Deferred taxes of each Target have been accounted for in accordance with GAAP.

                   (E) Each of the Targets has withheld amounts from its employees and stockholders in compliance with the tax withholding provisions of applicable federal, state and local laws, has filed all federal, state and local returns and reports for all periods for which such returns or reports are due with respect to income tax withholding, social security, unemployment taxes, income and other Taxes (and all payments or deposits with respect to such taxes have been timely made) and has notified all employees and stockholders of their obligations to file all forms, statements and reports with it in accordance with applicable federal, state and local tax laws and have taken reasonable steps to insure that such employees and stockholders have filed all such forms, statements and reports with it.

              (x)  Real Property.

                   (A) The section of the Seller Disclosure Schedule corresponding to this Section 3(b)(x)(A) lists all real property that either of the Targets owns (the "Owned Premises"). With respect to each such parcel of owned real property:

                        i. the identified owner has good and marketable title to
                   the parcel of real property, free and clear of any Security Interest, easement, covenant or other restriction, except for Security Interests, easements, covenants and other restrictions which have been disclosed by the Title Insurance Commitment for the respective real property and other easements and restrictions existing generally with respect to properties of a similar character which do not affect materially and adversely the current use, occupancy or value, or the marketability of title, of the property subject thereto (provided that for purposes of indemnification pursuant to Section 8 the representations and warranties contained in this Section 3(b)(x)(A)(i) shall be deemed made as if the items described on Exhibit C were not included in the Title Commitments);

                        ii. there are no pending or, to the Knowledge of the
                   Seller, threatened condemnation proceedings, lawsuits or administrative actions relating to the property or other matters affecting materially and adversely the current use, occupancy or value thereof;

                        iii. there are no outstanding options or rights of first
                   refusal to purchase the parcel of real property, or any portion thereof or interest therein; and

                        iv. there are no parties (other than the respective
                   Target) in possession of the parcel of real property, other than tenants under any leases disclosed in the section of the Seller Disclosure Schedule corresponding to Section 3(b)(x)(B) who are in possession of space to which they are entitled.

                   (B) The section of the Seller Disclosure Schedule corresponding to this Section 3(b)(x)(B) lists all real property leased or subleased to or by either of the Targets (the "Leased Premises").

                   (C) None of the businesses conducted by either of the Targets on any of the Owned Premises or Leased Premises, and, to the Knowledge of the Seller, none of the improvements included in the Owned Premises or the Leased Premises, is in material violation of any building line or use or occupancy restriction, limitation, condition or covenant of record, any zoning or building law, code or ordinance, or any public utility or other easement.

                   (D) The Seller has delivered or caused to be delivered to the Buyer (i) copies of recent ALTA (or equivalent) title insurance commitments with respect to each of the Owned Premises, other than the Mexican Premises and the Brillion, Cedar Grove and Ft. Atkinson, Wisconsin facilities, committing to insure title in such real estate, subject in each case only to the exceptions contained therein (collectively, the "Title Insurance Commitments"). The Seller has delivered or caused to be delivered to the Buyer correct and complete copies of all existing title insurance policies and surveys in the possession or control of the Seller with respect to the Owned Premises.

              (xi) Personal Property. Each of the Targets has good title to, or a valid leasehold in, or a contractual or common law right to use, all of the personal property it uses in the conduct of its business, free and clear of all Security Interests.

              (xii) Intellectual Property.

                   (A) Neither of the Targets has infringed upon, misappropriated or violated any Intellectual Property rights of third parties, nor has either of the Targets received any complaint, claim, demand or notice alleging any such infringement, misappropriation or violation (including any claim that either of the Targets must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of the Seller, no third party has infringed upon, misappropriated or violated any Intellectual Property rights of either of the Targets in any respect.

                   (B) The section of the Seller Disclosure Schedule corresponding to this Section 3(b)(xii)(B) identifies each patent or registration which has been issued to either of the Targets with respect to any of the Intellectual Property of the Targets and identifies each pending patent application or application for registration which either of the Targets has made with respect to any of the Intellectual Property of the Targets (the "Targets' Intellectual Property"). The section of the Seller Disclosure Schedule corresponding to this Section 3(b)(xii)(B) also identifies each license, agreement or other permission which either of the Targets has granted to any third party with respect to any of the Targets' Intellectual Property (together with any exceptions). The Seller has made available to the Buyer correct and complete copies of all such patents, registrations, applications, licenses, agreements and permissions (as amended to date). The section of the Seller Disclosure Schedule corresponding to this Section 3(b)(xii)(B) also identifies each trade name or trademark of a third party used by either of the Targets in connection with its business, other than any trade names or trademarks of third parties used by either of the Targets under private label arrangements for such third parties. With respect to each item of the Targets' Intellectual Property required to be so identified in the Seller Disclosure Schedule: (i) the relevant Target possess all right, title and interest in and to the item, free and clear of any Security Interest, license or other restriction; (ii) the item is not subject to any outstanding injunction, judgment, order, decree, ruling or charge; (iii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or, to the Knowledge of the Seller, threatened against either of the Targets which challenges the legality, validity, enforceability, use or ownership of the item; and (iv) neither of the Targets has ever agreed to indemnify any Person for or against any infringement, misappropriation or other conflict with respect to the item.

                   (C) The section of the Seller Disclosure Schedule corresponding to this Section 3(b)(xii)(C) identifies each item of Intellectual Property that any third party (other than Seller) owns or licenses as licensee and that either of the Targets uses pursuant to license, sublicense, agreement or permission, other than any trade names or trademarks of third parties used by either of the Targets under private label arrangements for such third parties. With respect to each item of Intellectual Property required to be so identified in the Seller Disclosure Schedule, neither of the Targets has granted any sublicense or similar right with respect to the license, sublicense, agreement or permission.

              (xiii) Sufficiency of Assets. The assets owned or leased by the Targets or which the Targets have a contractual right to use, together with Seller's Target-Related Intellectual Property, include all of the assets necessary for the conduct of the Targets' businesses as conducted on the date of this Agreement.

              (xiv) Inventory. The inventory of each of the Targets is of a quality and quantity which is usable or saleable in the ordinary course of its business, except to the extent of the reserve for inventory writedown reflected in the Most Recent Balance Sheet as adjusted in accordance with past custom and practice for operations and transactions through the Closing Date. Each ingredient and finished product included in the inventory of each of the Targets: (i) complies in all material respects with (x) the FDC Act and all acts amending or supplementing the FDC Act (including, without limitation, the Food Additive Amendment of 1958), and (y) the pure food and drug laws of each and all states of the United States into which any such product would normally be shipped by the respective Target, (ii) is not adulterated or misbranded within the meaning of the FDC Act or such state laws, (iii) is not prohibited from being introduced into interstate commerce under the provisions of Sections 404 or 505 of the FDC Act, and (d) does not contain a hazardous substance or a banned substance.

              (xv) Contracts. The section of the Seller Disclosure Schedule corresponding to this Section 3(b)(xv) lists the following contracts and other agreements to which either of the Targets is a party:

                   (A) any partnership, joint venture or other similar agreement or arrangement;

                   (B) any agreement concerning confidentiality or noncompetition;

                   (C) any agreement with the Seller or an Affiliate of the Seller (other than between the Targets);

                   (D) any employment agreement or change in control agreement with any of its directors, officers or employees;

                   (E)  any collective bargaining agreement;

                   (F) any indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for the borrowing of money or any related security agreement;

                   (G) any agreement under which it has advanced or loaned any amount to any of its directors, officers and employees other than the advance or reimbursement of reasonable business expenses incurred or to be incurred in the ordinary course of business;

                   (H) any agreement under which either of the Targets is lessee or lessor of or holds or operates any real property;

                   (I) any agreement under which either of the Targets is lessee or lessor of or holds or operates any material personal property;

                   (J)  any warehouse agreement;

                   (K) any agreement for the sale or purchase of products or services other than purchase or sale orders entered into in the ordinary course of business;

                   (L) any agreement under which a sale of any of the Owned Premises is pending;

                   (M) any environmental indemnity agreement for the benefit of a party other than either of the Targets;

                   (N) any license, sublicense, agreement or permission (as licensee or licensor) with respect to any of Targets' Intellectual Property;

                   (O)  any co-pack, tolling or supply agreement; or

                   (P) any other agreement or group of related agreements with the same party involving more than $250,000 per year and not terminable by the Target that is a party thereto on 6 months' or less notice without penalty.

The Seller has made available to the Buyer a correct and complete copy of each such contract or agreement. With respect to each such contract or agreement (insofar as the following relates to any party thereto other than a Target, to the Knowledge of the Seller): (i) the contract or agreement is in full force and binding upon the parties thereto; (ii) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification or acceleration, under the contract or agreement; and (iii) no party has repudiated any provision of the contract or agreement. The Seller has also made available to the Buyer a written summary of the significant terms (other than with respect to pricing and specifications) of the letter agreement, dated June 15, 1998, by and between the Seller and Ball Corporation (relating to the supply of cans to the Seller).

              (xvi) Notes and Accounts Receivable. The notes and accounts receivable of each of the Targets are reflected properly on its books and records, are valid receivables subject to no setoffs or counterclaims, are collectible at their aggregate face amount, except to the extent of the allowances for deductions and the reserve for bad debts reflected in the Most Recent Balance Sheet as adjusted in accordance with past custom and practice for operations and transactions through the Closing Date.

              (xvii) Powers of Attorney. There are no outstanding powers of attorney executed on behalf of either of the Targets.

              (xviii) Insurance. The section of the Seller Disclosure Schedule corresponding to this Section 3(b)(xviii) contains a description of all policies of fire, liability, workers' compensation and other forms of insurance providing insurance coverage to or for either of the Targets, and the name of the owner of each such policy. All premiums with respect thereto have been paid when due and no notice of cancellation or termination has been received with respect to any such policy. All such policies and the coverage provided thereunder will continue to be in full force and effect through the Closing Date (but, except in the case of coverage under those policies owned solely by either of the Targets, if any, the coverage provided to or for the Targets thereunder may be canceled as of the Closing Date). No such insurer has any right of payment, whether by way of set-off, indemnity or otherwise, of any nature whatsoever, against either Target in respect of any recovery under any such policy.

              (xix) Litigation. The section of the Seller Disclosure Schedule corresponding to this Section 3(b)(xix) sets forth each instance in which either of the Targets: (i) is subject to any outstanding injunction, judgment, order, decree, ruling or charge or (ii) is a party to any action, suit, proceeding, hearing or investigation of, in or before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction. The section of the Seller Disclosure Schedule corresponding to this Section 3(b)(xix) also sets forth all actions, suits, proceedings, hearings or investigations of, in or before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction with which, to the Knowledge of the Seller, either of the Targets has been threatened.

              (xx) Arbitration. Neither of the Targets is a party to, or bound by, any decree, order or arbitration award (or agreement entered into in any administrative, judicial or arbitration proceeding) with respect to or affecting its properties, assets, personnel or business activities.

              (xxi) Product Warranty. Neither of the Targets has made any oral or written warranties with respect to the quality or absence of defects of its products which it has sold and which are in force as of the date hereof. There are no claims pending or, to the Knowledge of the Seller, anticipated or threatened against either of the Targets with respect to the quality of or absence of defects in such products. Neither of the Targets has paid or been required to pay direct, incidental or consequential damages to any person in connection with any of such products.

              (xxii) Employees. To the Knowledge of the Seller, no executive, key employee or significant group of employees plans to terminate employment with either of the Targets during the next 12 months. Neither of the Targets has experienced any strike or material grievance, claim of unfair labor practice, or other collective bargaining dispute within the past two years. To the Knowledge of the Seller, there is no organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of either of the Targets.

              (xxiii) Top Customers. The section of the Seller Disclosure Schedule corresponding to this Section 3(b)(xxiii) sets forth a complete and correct list of the top 10 customers by dollar volume of the Targets, taken as a whole, during the fiscal year ended May 31, 1998. Except in the ordinary course, to the Knowledge of the Seller none of such customers intends to cease doing business with either of the Targets or to significantly reduce the general level of business it is currently doing with either of the Targets.

              (xxiv) Employee Benefits. The section of the Seller Disclosure Schedule corresponding to this Section 3(b)(xxiv) lists each Employee Benefit Plan of either of the Targets in which the employees of the Targets participate on the date hereof. The Seller has made available to the Buyer true and correct copies (or summaries) of all such Employee Benefit Plans. Except as set forth in the section of the Seller Disclosure Schedule corresponding to this Section 3(b)(xxiv), DFVC does not participate in or contribute to any Employee Benefit Plan that is a Multiemployer Plan. DFVC has not incurred any liability to the PBGC, the Internal Revenue Service, any Multiemployer Plan or otherwise with respect to any Employee Pension Benefit Plan currently or previously maintained by members of the controlled group of companies (as defined in Sections 414(b) and (c) of the Code) that includes the Seller (the "Controlled Group") that has not been satisfied in full, and no condition exists that presents a material risk to any member of the Controlled Group of incurring such a liability, other than any liability for premiums due to the PBGC. The Targets would not incur any withdrawal liability under any Multiemployer Plan of the Targets if a complete withdrawal were to occur under such Plan as of the Closing Date. No payment (excluding any payment the right to which was created subsequent to the Closing Date) that will be made by any Target to any DFVC Continued Employee after the Closing Date on account of the transactions contemplated by this Agreement will be non-deductible to the Targets or subject to excise tax, under Code Section 280G or Code Section 4999, nor will any Target be required to "gross up" any DFVC Continued Employee because of the imposition of such excise tax. The Seller will make available to the Buyer within 30 days after the date of this Agreement information regarding the post-retirement medical benefits currently provided to employees of the Targets and the obligations existing under FAS 106 with respect to such employees.

Each Employee Benefit Plan which is maintained by Birds Eye Mexico (the "Foreign Plans") has been maintained and administered in all material respects in accordance with all applicable laws.

              (xxv) Guaranties. Neither of the Targets is a guarantor or otherwise is responsible for any liability or obligation (including indebtedness) of any other Person.

              (xxvi) Environmental and Public Safety Matters.

                   (A) Each of the Targets and, to the Knowledge of the Seller, its predecessors has complied in all material respects and is in compliance in all material respects with all Environmental Requirements.

                   (B) Without limiting the generality of the foregoing, each of the Targets has obtained, has complied in all material respects with and is in compliance in all material respects with all material permits, licenses and other authorizations required to be obtained by it pursuant to Environmental Requirements applicable to its Owned Premises and Leased Premises.

                   (C) Neither of the Targets has received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental Requirements, or any actual or alleged liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, under any Environmental Requirements, relating to any of the Owned Premises or Leased Premises.

                   (D) None of the following exists at any of the Owned Premises or Leased Premises: (1) underground storage tanks, (2) asbestos-containing material in any friable and damaged form or condition, (3) materials or equipment containing polychlorinated biphenyls or other hazardous substances or (4) landfills, surface impoundments or disposal areas.

                   (E) Neither of the Targets has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility, in a manner that has given or would give rise to any liability, including any liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or the

              Solid Waste Disposal Act, as amended ("SWDA"), or any other Environmental Requirements; nor, to the Knowledge of the Seller, has any predecessor of either of the Targets done so.

                   (F) This Section 3(b)(xxvi) contains the sole and exclusive representations and warranties of the Seller with respect to environmental and public safety matters, including without limitation any arising under any Environmental Requirements, to the exclusion among others of the Seller's representations and warranties in Section 3(b)(vii).

              (xxvii) Certain Business Relationships With the Seller and Its Affiliates. Neither of the Targets has been involved in any business arrangement or relationship (including without limitation any support service arrangement) with the Seller or any of its Affiliates other than the Targets within the past 12 months, and the Seller and such Affiliates do not own any material asset, tangible or intangible (other than Seller's Target-Related Intellectual Property), which is used in the business of either of the Targets.

              (xxviii) Undisclosed Liabilities. To the Knowledge of the Seller, all of the obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, and regardless of when asserted) that would have been required to be reflected, disclosed or reserved against in the Most Recent Balance Sheet, in accordance with the accounting practices of the Seller, have been so reflected, disclosed or reserved against in such Balance Sheet, or in the notes thereto.

              (xxix) Books and Records. The corporate records books, transfer books and stock ledgers of the Targets are complete and accurate in all material respects and reflect all meetings, consents and other material actions of the organizers, incorporators, stockholders, boards of directors, and committees of the boards of directors of each of the Targets, and all transactions in their respective capital stocks, since their respective inception.

              (xxx) Annual Incentive Bonus Plan. The Seller's Annual Incentive Bonus Plan for its 1999 fiscal year, insofar as it relates to employees of the Targets, has been prepared in accordance with the Seller's past practice and custom.

              (xxxi) Year 2000 Compliance. To the Knowledge of the Seller, the amounts budgeted by the Targets for fiscal year 1999 with respect to ensuring that the computer systems (including all hardware, software, firmware, operating systems and application programs) owned by the Targets are year 2000 compliant are sufficient to bring the computer systems owned by the Targets as of the date of this Agreement into year 2000 compliance.

              (xxxii) Disclosure. No representation or warranty by the Seller in this Agreement or in any document, written statement, certificate or schedule required to be furnished to the Buyer pursuant hereto or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact.

    4. Representations and Warranties of the Buyer. The Buyer represents and warrants to the Seller that, subject in the case of the representations and warranties in each particular section below to the exceptions set forth in the corresponding section of the Buyer Disclosure Schedule:

         (a) Organization of the Buyer. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

         (b) Authorization of Transaction. The Buyer has full corporate power and corporate authority to execute and deliver this Agreement and all other agreements contemplated hereby to which the Buyer is or is to be a party and to perform its obligations hereunder and thereunder. The board of directors of the Buyer has duly approved this Agreement and all other agreements contemplated hereby to which the Buyer is or is to be a party and has duly authorized the Buyer's execution and delivery of this Agreement and all such other agreements and the consummation of the transactions on the part of the Buyer contemplated hereby and thereby. This Agreement and all such other agreements constitute the valid and legally binding obligations of the Buyer, enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy or other laws affecting creditor's rights generally and limitations on the availability of equitable remedies.

         (c) Noncontravention. Neither the execution and delivery of this Agreement and the other agreements contemplated hereby to which the Buyer is or is to be a party, nor the consummation of the transactions on the part of the Buyer contemplated hereby and thereby, (i) violates any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which the Buyer is subject (except that no representation or warranty is made with respect to any antitrust statute, regulation, rule or other restriction) or any provision of the charter or bylaws (or similar governing documents) of the Buyer or (ii) conflicts with, results in a breach of, constitutes a default under, results in the acceleration of, creates in any party the right to accelerate, terminate, modify or cancel, or requires any notice under, any agreement, contract, lease, license, instrument or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject (or results in the imposition of any Security Interest upon any of its assets). The Buyer does not need to give any notice to, make any filing with or obtain any authorization, consent or approval of, any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, other than in connection with the provisions of the Hart-Scott-Rodino Act.

         (d) Brokers' Fees. Neither the Buyer nor any of its Subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Seller or any of its Subsidiaries could become liable or obligated.

         (e) Financing. The Buyer has furnished to the Seller correct and complete copies of written confirmations from third parties which provide the Buyer with adequate financing in connection with the transactions contemplated by this Agreement (excluding any financing that would be required if the All Cash Alternative becomes applicable), and the Buyer shall provide to the Seller on or before August 10, 1998 correct and complete copies of (i) a written agreement from a third party which provides the Buyer with adequate financing to consummate the transactions contemplated by this Agreement (excluding any financing that would be required if the All Cash Alternative becomes applicable) and (ii) a highly confident letter with respect to financing the additional cash consideration to be paid by the Buyer if the All Cash Alternative becomes applicable (the form and substance of which written agreement and highly confident letter shall be reasonably acceptable to the Seller).

         (f) Investment. The Buyer understands that the capital stock of DFVC and Holding Company has not been, and shall not be, registered under the Securities Act, or under any state securities laws, and is being offered and sold in reliance upon United States federal and state exemptions for transactions not involving any public offering. The Buyer acknowledges that it is acquiring the capital stock of DFVC and Holding Company solely for its own account for investment purposes, and not with a view to, or intention to effect, the distribution thereof in violation of the Securities Act or any applicable state securities laws, and that the capital stock of DFVC and Holding Company may not be disposed of in contravention of the Securities Act or any applicable state securities laws. The Buyer represents that it is a sophisticated investor with knowledge and experience in business and financial matters, is able to evaluate the risks and benefits of the investment in the capital stock of DFVC and Holding Company, has received certain information concerning each of the Targets and has had the opportunity to obtain additional information as desired in order to evaluate the merits of and the risks inherent in purchasing the capital stock of DFVC and Holding Company.

    5. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

         (a) General. Each of the Parties shall use its reasonable best efforts to take all action and to do all things necessary, proper or advisable in order to consummate and make effective, as soon as reasonably practicable, the transactions contemplated by this Agreement (including satisfaction, but not waiver of, the closing conditions set forth in Section 7). The Seller shall take such further action (including the execution and delivery of such further instruments and documents) as the Buyer reasonably may request in connection with (i) changing title to the name of DFVC with respect to any real property which is owned by DFVC but the title to which is not in the name of DFVC and (ii) removing any Security Interest listed on Exhibit C on any of the Owned Premises, all at the sole cost and expense of the Seller.

         (b) Regulatory Matters and Approvals. Each of the Parties shall (and the Seller shall cause Dean International, Holding Company and each of the Targets to) give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents and approvals of, governments and governmental agencies in connection with the matters referred to in Sections 3(a)(iii), 3(b)(iii) and 4(c). Without limiting the generality of the foregoing, the Buyer and the Seller shall each file any Notification and Report Forms and related material that it may be required to file in connection with the transactions contemplated by this Agreement with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, shall each use its reasonable best efforts to obtain an early termination of the applicable waiting period, and shall each make any further filings pursuant thereto that may be necessary, proper or advisable.

         (c) Operation of Business of the Targets. The Seller shall cause each of the Targets to conduct its business only in the ordinary course and consistent with past practice, including causing each of the Targets to use all commercially reasonable efforts to preserve intact its present business and organization, to keep available the services of its current officers and employees, to preserve its relationships with customers, suppliers and others having business dealings with it and to maintain in full force and effect all material contracts, documents and arrangements. The Seller shall also cause each of the Targets to not make any material change to its inventory management practices and to manage its inventories in accordance with past custom and practice. The foregoing notwithstanding, the Parties expressly contemplate and the restriction contained in the preceding sentence shall not apply to, and Seller shall be permitted to engage in, the historical practice of the Seller to sweep cash out of bank accounts of the Targets on a daily basis.

         (d) Operation of Business of the Aseptic Business. The Buyer shall cause the Aseptic Business to conduct its business only in the ordinary course and consistent with past practice, including causing the Aseptic Business to use all commercially reasonable efforts to preserve intact its present business and organization, to keep available the services of its current officers and employees, to preserve its relationships with customers, suppliers and others having business dealings with it and to maintain in full force and effect all material contracts, documents and arrangements. The Buyer shall also cause the Aseptic Business to not make any material change to its inventory management practices and to manage its respective inventories in accordance with past custom and practice.

         (e) Full Access to the Buyer. The Seller shall cause each of the Targets to permit representatives of the Buyer to have full access at all reasonable times, and in a manner so as not to interfere unreasonably with the normal business operations of such Target, to all premises, properties, personnel, books, records (including tax records and accounting work papers), contracts and documents of or pertaining to such Target. The Buyer shall treat and hold all information it receives from either of the Targets in the course of the access contemplated by this Section 5(e) as Proprietary Information.

         (f) Full Access to the Seller. The Buyer shall permit representatives of the Seller to have full access at all reasonable times, and in a manner so as not to interfere unreasonably with the normal business operations of the Aseptic Business, to all premises, properties, personnel, books, records (including tax records and accounting work papers), contracts and documents of or pertaining to the Aseptic Business. The Seller shall treat and hold all information it receives from the Buyer in the course of the access contemplated by this Section 5(f) as Proprietary Information.

         (g) Notice of Developments. Each Party shall give prompt written notice to the other in the event its own representations and warranties are discovered to be untrue as of the time made or in the event such Party determines that such representations and warranties shall be untrue as if made at and as of the Closing Date. No disclosure by any Party pursuant to this
Section 5(g), however, shall be deemed to amend or supplement the Seller Disclosure Schedule or the Buyer Disclosure Schedule or to cure any misrepresentation or breach of warranty.

         (h) Exclusivity to the Buyer. After the execution and delivery of this Agreement, the Seller shall not (and shall not cause or permit Dean International, Holding Company or either of the Targets to) solicit, initiate, participate in discussions of or encourage the submission of any proposal or offer from any Person relating to any or all of the capital stock of either of the Targets or of Holding Company or to the acquisition of all or substantially all of the assets of either of the Targets or of Holding Company (including any acquisition structured as a merger, consolidation or share exchange). The Buyer acknowledges that prior to the execution and delivery of this Agreement, the Seller has solicited indications of interest in and/or bids regarding such transactions.

         (i) Exclusivity to the Seller. After the execution and delivery of this Agreement, the Buyer shall not solicit, initiate, participate in discussions of or encourage the submission of any proposal or offer from any Person relating to the acquisition of all or substantially all of the Aseptic Business (including any acquisition structured as a merger, consolidation or share exchange).

         (j) Title Insurance Commitments. The Seller will use its commercially reasonable efforts to obtain and cause to be delivered to the Buyer prior to the Closing an ALTA (or equivalent) title insurance commitment with respect to each of the Brillion, Cedar Grove and Ft. Atkinson, Wisconsin Owned Premises and a certificate of a Governmental Entity of Mexico regarding liens with respect to the Mexican Premises.

    6. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing.

         (a) General. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as the other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 8). Each of the Parties shall, and shall cause its officers, directors, employees and accountants, and each of its Subsidiaries, to assist and cooperate fully with the other Party and its officers, employees, accountants, counsel, financial advisors and other representatives (as reasonably requested), in connection with the preparation of any reports, schedules and other documents required to be filed as a result of the transactions contemplated hereunder pursuant to the requirements of federal and state securities laws, including for illustrative purposes only, the preparation of audited financial statements and pro forma financial information in connection with any reporting obligation under Section 13 or 15(d) of the Securities Exchange Act and Form 8-K.

         (b) Section 338(h)(10) Election. At the option of the Buyer, and provided written request is made of the Seller by the Buyer on or before the Closing, the Seller will join with the Buyer in making an election under Section 338(h)(10) of the Code (and any corresponding elections under state or local tax law) (collectively a "Section 338(h)(10) Election") with respect to the purchase and sale of the capital stock of DFVC and Holding Company hereunder, and if such Election is made by the Buyer, the Purchase Price and the Estimated Cash Purchase Price shall automatically be increased by an amount equal to exactly $13,200,000. Any such request to the Seller shall constitute Buyer's representation and warranty that it is eligible to make the Section 338(h)(10) Election.

         (c) Allocation of Purchase Price. The Parties agree that for tax purposes: (i) the Seller's Target-Related Intellectual Property will be valued at $105 million; and (ii) the balance of the Purchase Price will be allocated to the Holding Company Common Stock and to the Target Shares owned by the Seller (or, in the event there is a timely Section 338(h)(10) Election, will be allocated, together with the liabilities of DFVC and other relevant items, to the assets of Holding Company and DFVC (including the Birds Eye Mexico Series A Stock and Series B Stock held by Holding Company and DFVC) as the Buyer determines consistent with the Code and applicable rules and regulations thereunder). In the event the Purchase Price includes the Aseptic Business, the value of the Aseptic Business for purposes of the foregoing will be determined by appraisal as provided in the Asset Transfer Agreement. The Buyer will notify the Seller of its allocations pursuant to (ii) above no later than 60 days after the Closing Date. The Seller will have 30 days to review and approve such allocations, such approval not to be unreasonably withheld or delayed. The Seller and the Buyer agree to report the allocation of the Purchase Price in a manner entirely consistent with such valuations and allocations and agree to act in accordance with such valuations and allocations in the preparation of financial statements and filing of all tax returns (including, without limitation, filing Form 8594 (or Form 8023 in the event a Section 338(h)(10) Election is made by the Buyer and the Seller) with its Federal income tax return for the taxable year that includes the date of the Closing) and in the course of any tax audit, tax review or tax litigation relating thereto.

         (d) Retention of and Access to Records. Until the seventh anniversary of the Closing Date (the "Records Retention Date"), the Buyer shall (and shall cause each of its Subsidiaries, including the Targets, to) permit the Seller and its attorneys, accountants, agents and designees such access to, and right to copy, the records and documents of Holding Company and each of the Targets which exist at the Closing (regardless of whether such documents or records are in the possession of Holding Company, a Target, the Buyer or an Affiliate of the Buyer) as the Seller may deem reasonably necessary or reasonably desirable. Any such examination and copying shall be at the expense of the Seller, shall be performed at the place where such records and documents are regularly maintained and shall not unreasonably interfere with the normal business activities of the furnishing party. In the event that the Buyer (or any of its Affiliates) intends to destroy any of such records or documents prior to the Records Retention Date, it shall so notify the Seller in writing at least 90 days before taking such action (and the Seller shall have the right to review and remove at its expense any of such records or documents to be destroyed).

         (e)  Employees and Employee Benefit Plans.

              (i) Subject to the succeeding provisions of this Section 6(e), the Buyer will cause the Targets to continue in employment immediately following the Closing Date (or, in the case of an employee within clause (ii) of this sentence, immediately following the date of his or her commencement of or return to active employment) (i) each employee on the Targets' active payroll on the Closing Date and (ii) each employee of the Targets not on the Targets' active payroll on the Closing Date on account of an approved leave of absence, disability leave or layoff if such employee returns to active employment with the respective Target immediately upon the conclusion of any such leave or layoff, or within the period required by law or any applicable collective bargaining agreement (all employees continuing such employment being referred to herein as "Continued Employees"). Such continued employment and the benefits to be provided to the Continued Employees shall recognize the date of hire and time of service with the respective Target and its Affiliates (and their respective predecessors) for all purposes except as otherwise expressly provided in this Section 6(e). Nothing contained in this (i) shall confer upon any Continued Employee the right to continued employment by the respective Target for any period of time after immediately after the Closing Date (or date of commencement of or return to active employment, as applicable) which is not otherwise required by law or the terms of any applicable collective bargaining agreement. The Targets shall continue to be bound by, and the Buyer will cause the Targets to honor the terms of, each collective bargaining agreement which applies to the Continued Employees. The Buyer shall cause DFVC, at its sole expense, to provide each Continued Employee with any severance pay and benefits applicable to such Continued Employee pursuant to Exhibit B.

              (ii) Effective as of the Closing Date, the Continued Employees shall cease to be covered under the employee benefit plans of the Seller, if any, and shall participate under the employee benefit plans, programs and policies maintained or established by the respective Target. Each employee benefit plan, program or policy maintained or established by either Target with respect to any Continued Employees shall credit the Continued Employees covered thereby for all purposes (unless such crediting would result in a duplication of benefits) with the service that was recognized immediately prior to the Closing Date under the comparable plan of the Seller or the comparable plan of the respective Target maintained immediately prior to the Closing and, with respect to each plan that is an Employee Welfare Benefit Plan, the Continued Employees shall be covered without regard to any waiting period or pre-existing condition restriction and shall receive credit for all deductibles, co-payments and other out-of-pocket expenses incurred under the Seller's plans during the portion of the applicable plan year that precedes the Closing Date. The Seller shall use its reasonable best efforts (i) to assign or otherwise transfer to DFVC any group policy or contract governing welfare benefits for the DFVC Continued Employees that is maintained on a stand-alone basis for such employees and (ii) if requested by the Buyer, in the case of a group policy or contract governing welfare benefits for DFVC Continued Employees and other employees of the Seller, to assign or otherwise transfer to DFVC the portion of the policy or contract covering the DFVC Continued Employees.

              (iii) Effective as of the Closing Date, the Buyer shall cause DFVC to establish for the DFVC Continued Employees a defined contribution plan, or make the DFVC Continued Employees eligible for an existing defined contribution plan of the Buyer, that is qualified under Section 401(a) of the Code (the "DFVC Savings Plan"). Upon the Seller's receipt of evidence satisfactory to it relative to the establishment or the availability of the DFVC Savings Plan and that such Plan is qualified under Section 401(a) of the Code, the Seller shall cause the trustee of the Seller's Savings Plan to transfer the account balances of the Continued Employees in the Seller's Savings Plan to the DFVC Savings Plan, including without limitation, any outstanding participant loans.

              (iv) Effective as of the Closing Date, the Continued Employees shall cease active participation in the Dean Foods Company Retirement Plan (the "Seller's Retirement Plan"). The Seller shall retain all assets of the Seller's Retirement Plan and the liabilities for benefits of the Continued Employees accrued through the Closing Date under the Seller's Retirement Plan. Each Continued Employee will be entitled to a distribution of his or her benefits accrued as of the Closing Date under the Seller's Retirement Plan after the employee, in addition to satisfying the otherwise applicable requirements for commencement of his or her benefits under the terms of such Plan, has retired or is terminated from employment with DFVC.

              (v) The Seller agrees that it shall be solely responsible for the provision of health care continuation coverage required pursuant to the terms of COBRA for those former employees of DFVC whose entitlement to such continuation coverage occurred before the Closing Date. The Buyer shall cause DFVC, to the extent required, to offer "continuation coverage" under its group health plans to all Continued Employees and to comply with all notice and other requirements under COBRA or similar state statue so that the Seller shall have no liability or obligation under COBRA or a similar state statue to the Continued Employees as a result of the transactions contemplated by this Agreement.

              (vi) The Buyer shall cause DFVC, for a period of 90 days after the Closing Date, not to cause any of the Continued Employees to suffer "employment loss" for purposes of the Worker Adjustment and Retraining Notification Act and related regulations (the "WARN Act"), if such employment loss could create any liability for the Seller.

         (f) DFVC Name Change. Immediately following the Closing, the Buyer shall change the name of DFVC to a name which is different from and not confusingly similar to "Dean Foods Vegetable Company" and which does not contain the word "Dean." The Buyer acknowledges that, subject to (h) below, neither it nor Holding Company nor either of the Targets will have any right, title or interest in or to the name "Dean" or any variation thereof subsequent to the Closing Date.

         (g) Non-Compete. The Seller agrees not to (and to cause its Subsidiaries not to), during the period of 5 years following the Closing (the "Non-Compete Period"), directly or indirectly own any interest in, manage, control, participate in, consult with, render services for or in any manner engage in, any business engaged in the manufacture or sale of frozen or canned vegetable products (other than vegetable dips, snack dips, guacamole dips, pickles or pickle-related products), within any geographical area in which, at the Closing Date, either of the Targets engages in such business (the "Non-Compete Businesses"); provided that nothing herein shall prohibit the Seller and its Subsidiaries from: (i) acquiring any interest in any Person which, directly or indirectly, engages in any of the Non-Compete Businesses and subsequently managing, controlling, participating in, consulting with or rendering services for such Person or engaging through such Person in any of the Non-Compete Businesses, so long as
(x) the sale of the products which relate to the Non-Compete Businesses on a worldwide basis does not account for more than the lesser of (1) $50,000,000 in sales on an annual basis and (2) 5% of the sales of such Person either immediately before or after such acquisition or (y) if within 270 days of such acquisition the Seller disposes of to a Person which is not an Affiliate of the Seller, or enters into a definitive agreement with a Person which is not an Affiliate of the Seller to dispose of, that portion of the acquired business that engages in the Non-Compete Businesses; or (ii) owning less than 20% of the equity securities or other interest in any Person, provided such ownership is passive other than the exercise of shareholder rights. If, at the time of enforcement of this Section, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the Buyer and the Seller agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area. The Parties agree that money damages would not be an adequate remedy for any breach of this Section. Therefore, in the event of a breach or threatened breach of this Section, the Buyer or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violation of, the provisions hereof (without posting a bond or other security). Seller agrees that the restrictions contained in this Section are reasonable.

         (h) Post-Closing License of Seller's Dean Trademark. Subject to the terms and conditions of this Section, the Seller grants to the Buyer and the Targets, for a period of up to 2 years from the Closing Date, the right to use the Targets' Dean-Related Packaging/Labels on frozen or canned vegetable products sold by the Targets subsequent to the Closing in accordance with the past custom and practice of the Targets. The Buyer shall cause any such product on which any of the Targets' Dean-Related Packaging/Labels is used to be of a character and quality substantially equivalent to the character and quality of such product manufactured and sold, or caused to be manufactured and sold, by the Targets before the Closing Date. The Buyer shall cause the Targets to not use any other mark, name, style or design in association with any of the Targets' Dean-Related Packaging/Labels or to in any way alter or modify any of the Targets' Dean-Related Packaging/Labels (including without limitation any Seller's Dean Trademark thereon) without the prior written consent of the Seller. The Buyer shall cause the Targets to destroy and not use any damaged or imperfect Targets' Dean-Related Packaging/Labels. From time to time upon reasonable notice, the Seller shall have the right, at its expense, to conduct inspections during normal business hours of the manufacturing operations of the Targets to ensure that the Targets are complying with the foregoing obligations.

         (i) Settlement of Seller Group Payments. The Seller shall periodically pay over to the Buyer all payments received by the Seller or any of its Subsidiaries subsequent to the Closing Date which relate to the receivables of either of the Targets, net of any deductions taken against the receivables of the Seller or any of its Affiliates attributable to either of the Targets. The amounts of such payments and related deductions attributable to the Targets shall be as specified by the party making the payment; provided that the amount of any such payments and deductions not specified by the party making the payment as relating to either of the Targets shall be determined by the Seller in good faith subject to the reasonable approval of the Buyer.

         (j) Release of IRB Guarantee. Not later than the first anniversary of the Closing Date, the Buyer shall either (i) cause the Seller to be fully and forever released in a writing satisfactory to the Seller from all obligations under the IRB Guarantee or (ii) fully satisfy and discharge all indebtedness to which the IRB Guarantee relates and provide the Seller with evidence thereof satisfactory to the Seller.

    7.   Conditions to Obligation to Close.

         (a) Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the Closing is subject to satisfaction of the following conditions:

                (i) the representations and warranties of the Seller set forth in Section 3 shall be true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date, except for the effects of actions contemplated herein or permitted hereunder;

                (ii) if the All Cash Alternative has not become applicable, the representations and warranties of the Seller set forth in Section 4 of the Asset Transfer Agreement shall be true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date, except for the effects of actions contemplated herein or permitted hereunder or contemplated in or permitted under the Asset Transfer Agreement;

                (iii) the Seller shall have performed and complied in all material respects with all of its covenants hereunder (and under the Asset Transfer Agreement unless the All Cash Alternative has become applicable) that are to be performed or complied with prior to the Closing;

                (iv) no action, suit or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would
         (A) prevent consummation of any of the transactions contemplated by this Agreement (excluding the transfer of the Aseptic Business to the Seller if the All Cash Alternative has become applicable), (B) cause any of the transactions contemplated by this Agreement (excluding the transfer of the

         Aseptic Business to the Seller if the All Cash Alternative has become applicable) to be rescinded following consummation, (C) affect materially and adversely the right of the Buyer to own the capital stock of DFVC and Holding Company and to control Holding Company and the Targets, (D) affect materially and adversely the right of Holding Company or DFVC to own the capital stock of Birds Eye Mexico owned by it or (E) affect materially and adversely the right of the Targets (taken as a whole) to own their assets and to operate their businesses (and no such injunction, judgment, order, decree, ruling or charge shall be in effect);

                (v) the Seller shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in Section 7(a)(i)-(iv) is satisfied;

                (vi) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act with respect to the transactions contemplated by this Agreement (excluding the transfer of the Aseptic Business to the Seller if the All Cash Alternative has become applicable) shall have expired or otherwise been terminated and the Parties, Dean International and the Targets shall have received all other material authorizations, consents, and approvals of governments and governmental agencies referred to in Sections 3(a)(iii), 3(b)(iii) and 4(c) and in the sections of the Seller Disclosure Schedule and Buyer Disclosure Schedule corresponding thereto;

                (vii) the Buyer shall have received from the Seller intellectual property transfer documents in recordable form with respect to the transfer of the Seller's Target-Related Intellectual Property;

                (viii) the Buyer shall have received from the Seller a duly executed assignment document with respect to the Existing Birds Eye License Agreement;


                (ix) the Buyer shall have received from the General Counsel of the Seller an opinion as to the respective matters set forth in Exhibit D attached hereto, based on customary reliance and subject to customary qualifications and, insofar as such opinion relates to matters of Wisconsin law, subject to the assumption that Wisconsin law does not differ from Illinois law to any extent material to such opinion, addressed to the Buyer, and dated as of the Closing Date;

                (x) the Buyer shall have received from special counsel to Birds Eye Mexico an opinion as to the respective matters set forth in Exhibit E attached hereto, based on customary reliance and subject to customary qualifications, addressed to the Buyer, and dated as of the Closing Date;

                (xi) the Buyer shall have received from each person who is, immediately prior to the Closing, a director or officer of Holding Company or either of the Targets and who has been identified to the Seller by the Buyer in writing at least 20 days prior to the Closing as being subject to this condition, his written resignation, effective as of the Closing, from each position as a director or officer of each of the Targets; and

                (xii) all actions to be taken by the Seller, Dean International, Holding Company and the Targets in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory to the Buyer.

The Buyer may waive any condition specified in this Section 7(a) if it executes a writing so stating at or prior to the Closing.

         (b) Conditions to Obligation of the Seller. The obligation of the Seller to consummate the Closing is subject to satisfaction of the following conditions:

                (i) the representations and warranties of the Buyer set forth in Section 4 shall be true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date, except for the effects of actions contemplated herein or permitted hereunder;

                (ii) if the All Cash Alternative has not become applicable, the representations and warranties of the Buyer set forth in Section 3 of the Asset Transfer Agreement shall be true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date, except for the effects of actions contemplated herein or permitted hereunder or contemplated in or permitted under the Asset Transfer Agreement;

                (iii) the Buyer shall have performed and complied in all material respects with all of its covenants hereunder (and under the Asset Transfer Agreement unless the All Cash Alternative has become applicable) that are to be performed or complied with prior to the Closing;

                (iv) no action, suit or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would
         (A) prevent consummation of any of the transactions contemplated by this Agreement (excluding the transfer of the Aseptic

         Business to the Seller if the All Cash Alternative has become applicable), (B) cause any of the transactions contemplated by this Agreement (excluding the transfer of the Aseptic Business to the Seller if the All Cash Alternative has become applicable) to be rescinded following consummation or (C) unless the All Cash Alternative has become applicable, affect materially and adversely the right of the Seller to own and control the Aseptic Business and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                (v) the Buyer shall have delivered to the Seller a certificate to the effect that each of the conditions specified above in Section 7(b)(i)-(iv) is satisfied;

                (vi) the Seller shall have procured all third party authorizations, consents and approvals required under its credit facilities identified in the section of the Seller Disclosure Schedule corresponding to Section 3(a)(iii);

                (vii) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act with respect to the transactions contemplated by this Agreement (excluding the transfer of the Aseptic Business to the Seller if the All Cash Alternative has become applicable) shall have expired or otherwise been terminated and the Parties, Dean International and the Targets shall have received all other material authorizations, consents, and approvals of governments and governmental agencies referred to in Sections 3(a)(iii), 3(b)(iii) and 4(c) and in the sections of the Seller Disclosure Schedule and Buyer Disclosure Schedule corresponding thereto;

                (viii) the Seller and the transferee of its rights in and to the Birds Eye Dips Trademark shall have entered into the Closing Date Birds Eye License Agreement;

                (ix) the Seller shall have received from the transferee of Seller's rights as licensor under the Existing Birds Eye License Agreement a duly executed assumption document with respect to such License Agreement (and, if applicable, the related guarantee contemplated in Section 2(c));

                (x) the Seller shall have received from special counsel to the Buyer an opinion as to the respective matters set forth in Exhibit F attached hereto, based on customary reliance and subject to customary qualifications, addressed to the Seller, and dated as of the Closing Date; and

                (xi) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Seller.

The Seller may waive any condition specified in this Section 7(b) if it executes a writing so stating at or prior to the Closing.

         8.     Indemnification.

                (a) General. From and after the Closing, the Parties shall be indemnified as provided in this Section 8. For the purposes of this Section 8, each Party shall be deemed to have remade all of its representations and warranties contained in this Agreement at the Closing with the same effect as if originally made at the Closing; provided that for purposes thereof the Seller Disclosure Schedule shall be deemed amended to reflect any changes therein furnished to the Buyer by the Seller in writing in connection with the Closing that are contemplated herein or permitted herein.

                (b) Indemnification of Buyer Indemnitees. The Seller shall indemnify, save and keep the Buyer and its successors and permitted assigns, and their respective directors, officers, employees and agents, and the heirs, executors and personal representatives of each of the foregoing (each a "Buyer Indemnitee" and collectively the "Buyer Indemnitees"), harmless against and from all Damages sustained or incurred by any Buyer Indemnitee as a result of or arising out of:

                      (i) any inaccuracy in or breach of any representation and warranty made by the Seller to the Buyer herein or in any other document executed in connection with the Closing;

                      (ii) any breach by the Seller of, or failure of the Seller to comply with, any of the covenants or obligations under this Agreement to be performed by the Seller (including, without limitation, the obligations of the Seller under this Section 8);

                      (iii) any Control Group Liability of the Seller or any of its Affiliates arising out of events occurring or circumstances existing prior to the Closing Date which is not directly attributable to Holding Company or either of the Targets;

                      (iv) any judgment rendered in, or settlement approved by the Seller of, the Silage-Related Litigation;

                      (v) any Income Taxes of Holding Company or the Targets for which the Seller is responsible under Section 9(a); or

                      (vi) the Seller's failure to satisfy its obligations under any Seller Plan.

         (c) Indemnification of Seller Indemnitees. The Buyer shall indemnify, save and keep the Seller and Dean International and their respective successors and permitted assigns, and their respective directors, officers, employees and agents, and the heirs, executors and personal representatives of each of the foregoing (each a "Seller Indemnitee" and collectively the "Seller Indemnitees"), harmless against and from all Damages sustained or incurred by any Seller Indemnitee as a result of or arising out of:

                (i) any inaccuracy in or breach of any representation and warranty made by the Buyer to the Seller herein or in any other document executed in connection with the Closing;

                (ii) any breach by the Buyer, or failure of the Buyer to comply with, any of the covenants or obligations under this Agreement to be performed by the Buyer (including, without limitation, the obligations of the Buyer under this Section 8);

                (iii) the operations, acts, omissions or status of Holding Company or either of the Targets, except to the extent the Seller is required to provide indemnification under Section 8(b) with respect to any Damages as a result of or arising out of events occurring or circumstances existing prior to the Closing Date; or

                (iv)  the IRB Guarantee.

         (d)    Limitation on Indemnification Obligations.

                (i) All representations and warranties of the Seller and the Buyer contained in this Agreement, other than any intentional misrepresentation (which shall not be subject to any survival period), the representations and warranties of the Seller in Sections 3(b)(ix) and 3(a)(vii) and any representation and warranty of the Buyer pursuant to Section 6(b), shall survive the Closing and continue in full force and effect for a period of 18 months thereafter. Each of the representations and warranties of the Seller contained in Section 3(b)(ix) and any representation and warranty of the Buyer pursuant to
         Section 6(b) shall survive the Closing and continue in full force and effect until thirty days after the expiration of the statute of limitations applicable to the subject thereof. Each of the representations and warranties of the Seller contained in Section 3(a)(vii) shall survive the Closing and continue in full force and effect thereafter. A claim by a Buyer Indemnitee or a Seller
         Indemnitee for indemnification under Section 8(b)(i) or 8(c)(i), respectively, shall be ineffective unless such Person delivers a written claim for indemnification within the survival period specified in this Section 8(d)(i) as applicable to the representation or warranty that is the subject of such claim.

                (ii)  Notwithstanding anything to the contrary contained herein,
         (A) the Buyer Indemnitees shall only be entitled to indemnification pursuant to Section 8(b)(i) once the aggregate amount otherwise payable to the Buyer Indemnitees pursuant to such Section exceeds an amount equal to $5,000,000 (the "Threshold Amount"), and after such aggregate amount exceeds such dollar amount the Buyer Indemnitees shall be entitled to seek indemnification only for indemnification claims above the Threshold Amount, and (B) the indemnification to which the Buyer Indemnitees are entitled pursuant to Section 8(b)(i) shall be subject to an aggregate ceiling equal to $125,000,000; provided that such Threshold Amount and such ceiling shall not apply to any breaches of representation and warranties contained in Sections 3(b)(ix) or 3(a)(vii) or to any intentional misrepresentation.

         (e) Cooperation. Subject to the provisions of Section 8(f), the Indemnifying Party shall have the right, at the Indemnifying Party's own expense, to participate in the defense of any Third Party Claim, and if said right is exercised, the Indemnifying Party and the Indemnified Party shall cooperate in the investigation and defense of said Third Party Claim.

         (f)    Third Party Claims Subject to Indemnification.

                (i) Promptly following the receipt of notice of a Third Party Claim for which it may seek indemnification hereunder, the party receiving the notice of the Third Party Claim shall notify the Indemnifying Party of such Third Party Claim. The failure to give such notice shall not relieve the Indemnifying Party of its obligations under this Agreement except to the extent that the Indemnifying Party is prejudiced as a result of the failure to give such notice. Within 15 business days after receipt of the notice by the Indemnifying Party pursuant to the preceding sentence, the Indemnifying Party shall notify the Indemnified Party whether it elects to undertake the defense of the Third Party Claim. If the Indemnifying Party elects to undertake the defense of such Third Party Claim, it shall do so at its own expense with counsel of its own choosing and it shall acknowledge in writing its indemnification obligations as provided in this Agreement to the Indemnified Party as to such Third Party Claim. If the Indemnifying Party elects not to defend such Third Party Claim or fails to pursue the defense of such Third Party Claim diligently, the Indemnified Party shall have the right to undertake the defense of such Third Party Claim through counsel of its own choosing. The Party that defends the Third Party Claim shall keep the other Party fully advised of the progress and disposition of such claim.

                (ii) In the event the Indemnifying Party elects not to undertake the defense of a Third Party Claim or fails to pursue diligently the defense of such claim and the

         Indemnified Party litigates or otherwise contests or settles the Third Party Claim, then, provided that and to the extent that a final determination has been made that the Indemnified Party is entitled to indemnification therefor hereunder, the Indemnifying Party shall promptly reimburse the Indemnified Party for amounts paid to litigate or otherwise contest or settle such claim and all amounts paid in satisfaction of a judgment against the Indemnified Party in contesting such claim and in providing its right to indemnification hereunder, all in accordance with the provisions of this Section 8.

                (iii) No Third Party Claim will be settled by the Indemnifying Party or the Indemnified Party without the consent of the other, which consent will not be unreasonably withheld or delayed; provided, however, that if such claim asserts that the Indemnifying Party is jointly and severally liable and the Indemnified Party shall be fully released from all liability relating to such Third Party Claim in connection with such settlement, the Indemnifying Party shall not be required to obtain the consent of the Indemnified Party. If, however, the Indemnified Party refuses to consent to a bona fide offered settlement which the Indemnifying Party wishes to accept, the Indemnified Party shall be required to continue to defend such Third Party Claim free of any participation by the Indemnifying Party, at the sole expense of the Indemnified Party. In such event, the Indemnifying Party shall pay to the Indemnified Party the amount of the offer of settlement which the Indemnified Party refused to accept, plus the costs and expenses incurred by the Indemnified Party prior to the date the Indemnifying Party notifies the Indemnified Party of the offer of settlement for which the Indemnified Party is entitled to indemnification, all in accordance with the terms of this Section 8, and, upon the payment or receipt of such amount, as the case may be, the Indemnifying Party shall have no further liability with respect to such Third Party Claim. The Indemnifying Party shall be entitled to recover from the Indemnified Party any additional expenses incurred by the Indemnifying Party as a result of the decision of the Indemnified Party to pursue the matter.

                (iv) In lieu of the provisions set forth above, the following provisions shall apply with respect to the Silage-Related Litigation. The Seller shall assume and control the defense of the Silage-Related Litigation with counsel of its own choice. The Seller shall have the exclusive right to settle any such Litigation. The Buyer and DFVC shall have no right to participate in the defense of the Silage-Related Litigation or in connection with any settlement discussions related thereto or to make any decision or determination in connection therewith. However, the Buyer will, and will cause DFVC to, cooperate with the Seller and its counsel in the contest or defense of such Litigation, including making available their personnel and providing such testimony and access to their books and records as shall be reasonably requested by the Seller, at the sole cost and expense of the Seller.

         (g)    Exclusivity.

                (i) Except to the extent such limitation is prohibited by law and such prohibition is not waivable by the Buyer Indemnitees, the indemnification provisions of this Section 8 shall constitute the exclusive remedy of the Buyer Indemnitees in connection with this Agreement or the transactions contemplated herein, including without limitation for any of the matters described in Sections 8(b). To the maximum extent permitted by law, each of the Buyer Indemnitees waives the benefit of any such prohibition.

                (ii) Except to the extent such limitation is prohibited by law and such prohibition is not waivable by the Seller Indemnitees, the indemnification provisions of this Section 8 shall constitute the exclusive remedy of the Seller Indemnitees in connection with this Agreement or the transactions contemplated herein, including without limitation for any of the matters described in Sections 8(c). To the maximum extent permitted by law, each of the Seller Indemnitees waives the benefit of any such prohibition.

   9.    Tax Matters.

         (a)    Preparation and Filing of Income Tax Returns.

                (i) The Seller will include the income of DFVC (including any deferred income triggered into income by Reg. Section 1.1502-13 and any excess loss accounts taken into income under Reg. Section 1.1502-19) on the Seller's federal consolidated or applicable consolidated or combined state or local Income Tax return (collectively, "Consolidated Income Tax Returns") for all periods through the Closing Date and pay any Income Taxes attributable to such income. For purposes of preparing all such Consolidated Income Tax Returns, the income of DFVC will be apportioned to the period up to and including the Closing Date and the period after the Closing Date by closing the books of DFVC as of the end of the day on which the Closing occurs.

                (ii) The Seller shall prepare or cause to be prepared and file or cause to be filed all Income Tax returns (other than Consolidated Income Tax Returns) for the Targets for all periods ending on or prior to the Closing Date which are filed after the Closing Date and shall pay all Income Taxes attributable to the taxable income reported on such Income Tax returns. All such Income Tax returns shall be prepared and filed in a manner consistent with past practice of the Seller.

                (iii) The Buyer shall prepare or cause to be prepared and file or cause to be filed any Income Tax returns (other than Consolidated Income Tax Returns) of the Targets for Tax periods which begin before the Closing Date and end after the Closing Date. The Buyer shall submit each such Income Tax return to the Seller for the Seller's review and approval at least 20 days prior to the due date for filing such Income Tax return. The Seller shall pay to the Buyer within 10 days after the date on which Taxes are paid with respect to such periods an amount equal to the portion of such Taxes which relates to the portion of such Tax period ending at the end of the day on which the Closing occurs.

                (iv) Notwithstanding the foregoing, the Seller shall have no obligation to pay any Income Taxes of either Target that are attributable to any transaction not in the ordinary course of business occurring subsequent to the Closing Date. For purposes of this Section 9(a), the income of the Targets will be apportioned to the period up to and including the end of the day on which the Closing occurs and the period thereafter by closing the books of the Targets as of the end of such day. Any credits relating to a Tax period that begins before and ends after the end of the day on which the Closing occurs shall be taken into account as though the relevant Tax period ended at the end of such day. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with the prior practice of the respective Target.

         (b) Income Tax Refunds and Benefits. Any Income Tax refunds that are received by the Buyer or either of the Targets, and any amounts credited against Income Tax to which the Buyer or either of the Targets becomes entitled, that relate to Tax periods or portions thereof ending on or before the end of the day on which the Closing occurs shall be for the account of the Seller, and the Buyer shall pay over to the Seller any such refund or the amount of any such credit within 10 days after receipt thereof or entitlement thereto. The Buyer will, and will cause the Targets to, cooperate with the Seller in obtaining such refunds (or reduction in Income Tax liability), including through the filing of amended Income Tax returns or refund claims. The Seller agrees to reimburse the Buyer and the Targets for any Income Taxes resulting from the disallowance of such Income Tax refund or credit on audit or otherwise.

        (c) Cooperation on Tax Matters. The Buyer and the Seller shall, and the Buyer shall cause the Targets to, cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of all Tax returns pursuant to this Section 9 and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include (i) the retention and (upon the other party's request) provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding, (ii) making available, on a mutually convenient basis, personnel (including officers, directors, employees and agents) to provide additional information and explanation of any material provided hereunder and
(iii) making available, on a mutually convenient basis, personnel reasonably required as witnesses or for purposes of providing information or documents in connection with any administrative or judicial proceeding relating to taxes. The Buyer and the Seller agree, and the Buyer agrees to cause the Targets, (i) to retain all books and records (including Income Tax Returns and work papers) with respect to Tax matters pertinent to the Targets relating to any Tax period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by the Buyer or the Seller, any extensions thereof) for the respective Tax periods, and to abide by all record retention agreements entered into with any taxing authority, and (ii) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, to allow the other party to take possession of such books and records. The Buyer and the Seller further agree, upon request, to provide the other party with all information that either party may be required to report pursuant to Section 6043 of the Code and all Treasury Department Regulations promulgated thereunder.

         (d) Control Rights. The party responsible under this Agreement for filing the relevant Income Tax Return shall control any audits by, disputes with, and administrative, judicial or other proceedings by or against taxing authorities related thereto. Subject to the preceding sentence, in the event an adverse determination may result in each party having responsibility for any amount of Income Taxes under this Agreement, each party shall be entitled to fully participate in that portion of the proceedings relating to the Income Taxes with respect to which it may incur liability hereunder. For purposes of this Section 9(d), the term "participation" shall include (i) participation in conferences, meetings or proceedings with any tax authority, the subject matter of which includes an item for which such party may have liability hereunder,
(ii) participation in appearances before any court or tribunal, the subject matter of which includes an item for which a party may have liability hereunder and (iii) with respect to the matters described in clauses (i) and (ii), participation in the submission and determination of the content of the documentation, protests, memoranda of fact and law, briefs and the conduct of oral arguments and presentations.

         (e) Expenses. The Buyer and the Seller shall bear their own expenses incurred in connection with audits and other administrative or judicial proceedings relating to Income Taxes for which such party and its Affiliates are liable under this Agreement.

         (f) Post-Closing Transactions not in the Ordinary Course. The Buyer and the Seller agree to report all transactions not in the ordinary course of business occurring after the day on which the Closing occurs on Buyer's federal income tax return to the extent permitted by Reg. ss.1.1502-76(b)(1)(B). The Buyer agrees to indemnify the Seller and its Affiliates for any additional Income Tax owed by the Seller (including Income Tax owed by the Seller due to this indemnification payment) resulting from any transaction described in the preceding sentence.

         (g) Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (including any New York State Gains Tax, New York City Transfer Tax and any similar tax imposed in other states or subdivisions), shall be paid by the Buyer when due, and the Buyer will, at its own expense, file all necessary Tax returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, the Seller will, and will cause its Affiliates to, join in the execution of any such Tax returns and other documentation.

    10.  Termination.

         (a) Termination of Agreement. Either or both of the Parties may terminate this Agreement with the prior authorization of its or their board(s) of directors as provided below:

                (i) the Parties may terminate this Agreement by mutual written consent at any time prior to the Closing;

                (ii) the Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing: (A) in the event the Seller has breached its representations, warranties, covenants or agreements contained in this Agreement, in any respect material to the transactions contemplated by this Agreement, the Buyer has notified the Seller of the breach, and the breach has continued without cure for a period of 30 days after such notice; (B) if the Closing shall not have occurred on or before October 15, 1998 by reason of the failure of any condition precedent under Section 7(a) (unless the failure results primarily from the Buyer breaching any representation, warranty, covenant or agreement contained in this Agreement or, unless the All Cash Alternative has become applicable, in the Asset Transfer Agreement); or (C) a court of competent jurisdiction or a governmental regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement (excluding the transfer of the Aseptic Business to the Seller if the All Cash Alternative has become applicable) and such order, decree, ruling or other action shall have become final and non-appealable; and

                (iii) the Seller may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing: (A) in the event the Buyer has breached its representations, warranties, covenants or agreements contained in this Agreement or, unless the All Cash Alternative has become applicable, in the Asset Transfer Agreement in any respect material to the transactions contemplated by this Agreement, the Seller has notified the Buyer of the breach, and the breach has continued without cure for a period of 30 days after such notice; (B) if the Closing shall not have occurred on or before October 15, 1998 by reason of the failure of any condition precedent under Section 7(b) (unless the failure results primarily from the Seller breaching any representation, warranty or covenant contained in this Agreement or, unless the All Cash Alternative has become applicable, in the Asset Transfer Agreement); or (C) a court of competent jurisdiction or a governmental regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement (excluding the transfer of the Aseptic Business to the Seller if the All Cash Alternative has become applicable) and such order, decree, ruling or other action shall have become final and non-appealable.

         (b) Effect of Termination. If any Party terminates this Agreement pursuant to Section 10(a), all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach and except for rights and obligations under the Confidentiality Agreement, which shall survive any such termination).

    11.  Miscellaneous.

         (a) Press Releases and Public Announcements. Neither Party (nor any of its Affiliates) shall issue any press release or make any public announcement or disclosure relating to the subject matter of this Agreement without the prior written approval of the other Party, which approval shall not be unreasonably withheld or delayed, unless such disclosure is required by applicable law or governmental regulation or by order of a court of competent jurisdiction (in which case prior to making such disclosure the Party which proposes to make such disclosure shall give written notice to the other Party, describing in reasonable detail the proposed content of such disclosure, and shall permit the other Party to review and comment upon the form and substance of such disclosure).

         (b) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; provided, however, that the provisions of Section 8 concerning indemnification are intended for the benefit of the Indemnified Parties and their respective heirs, executors, personal representatives, successors and assigns.

         (c) Expenses. Whether or not the transactions contemplated by this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses; provided that (i) the Buyer shall promptly pay all out-of-pocket expenses incurred by the Seller or any of its

Subsidiaries in connection with any assistance or cooperation requested by the Buyer pursuant to the second sentence of Section 6(a) and (ii) the Seller shall promptly pay all out-of-pocket expenses incurred by the Buyer or any of its Subsidiaries in connection with any assistance or cooperation requested by the Buyer pursuant to the second sentence of Section 6(a).

         (d) Entire Agreement. This Agreement, the Asset Transfer Agreement and the Confidentiality Agreement constitute the entire agreement between the Parties and supersede any prior understandings, agreements or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

         (e) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Party.

         (f) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

         (g) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (h) Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below:

          If to the Seller:

          Dean Foods Company
          3600 N. River Road
          Franklin Park, IL  60131-2185
          Attention:  President

                 With a copy (which shall not constitute notice to the Seller) to:

                 Kirkland & Ellis
                 200 E. Randolph Drive
                 Chicago, IL  60601
                 Attention: Brian D. Hogan, Esq.

                  If to the Buyer:

                  Agrilink Foods, Inc.
                  90 Linden Place
                  Rochester, NY  14625
                  Attn:  Dennis M. Mullen, Chief Executive Officer

                      With a copy (which shall not constitute notice to the
                  Buyer) to:

                      Harris Beach & Wilcox, LLP
                      130 East Main Street
                      Rochester, NY  14604
                      Attn:  David M. Mehalick, Esq.

or by any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail). No such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims and other communications to it hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

         (i) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Illinois without giving effect to any choice or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

         (j) Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Closing with the prior authorization of their respective boards of directors. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties. No waiver by any Party of any default, misrepre sentation or breach of warranty or covenant hereunder shall, unless expressly so provided therein, be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence.

         (k) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         (l) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean "including, without limitation." As used in this Agreement (including any amendments hereto), the masculine, feminine or neuter gender and the singular or plural number shall be deemed to include the others whenever the context so requires. For purposes of this Agreement, the Targets shall be deemed to be Affiliates of the Seller prior to the Closing Date and Affiliates of the Buyer after the Closing Date.

         (m) Incorporation of Exhibits and Disclosure Schedules. The Exhibits identified in this Agreement, the Seller Disclosure Schedule and the Buyer Disclosure Schedule are incorporated herein by reference and made a part hereof.


                                      *****

    IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.



                                       AGRILINK FOODS, INC.

                                       By: __________________________________
                                       Title: _______________________________



                                       DEAN FOODS COMPANY

                                       By: __________________________________
                                       Title: _______________________________

                                    EXHIBIT A

                                LICENSE AGREEMENT


     THIS LICENSE AGREEMENT (including Schedule A hereto, this "Agreement") is made on [_____________], 1998, by and between Agrilink Foods, Inc., a New York corporation ("Licensor"), and Dean Foods Company, a Delaware corporation ("Licensee"). Certain capitalized terms used herein are defined in Section 1.


                                    Recitals:

     Pursuant to the Stock Purchase Agreement, dated July 24, 1998, by and between Licensee and Licensor (the "Stock Purchase Agreement"), Licensee is transferring to Licensor all of Licensee's right, title and interest in the trademark set forth on Schedule A attached hereto (the "Trademark").

     Licensee is engaged in the vegetable dip, snack dip and guacamole dip business (the "Continuing Business") and utilizes the Trademark in connection therewith.

     As provided in the Stock Purchase Agreement, Licensee is transferring the Trademark to Licensor subject to a royalty-free three-year license back to Licensee of the Trademark for use in the Continuing Business.

     THEREFORE, for good and valuable consideration, the receipt and sufficiency of which the parties acknowledge, the parties agree as follows:

                                 1. Definitions

     In this Agreement, the following terms shall have the following meanings:

     "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

     "Confidential Information" means and includes all information relating to Dip Products, together with all information concerning any party's business activities, processes, technology, know-how of every kind, customers, suppliers, contracts, finances, personnel, research, plans, policies and intentions, including matters which, though technically not confidential or trade secrets, might prove prejudicial to the relevant party if disclosed to others. Confidential Information shall not include information which (a) is or becomes publicly known otherwise than by a breach of this or any other agreement, (b) is already known to the disclosing party prior to disclosure by the party claiming the information was Confidential Information, (c) is disclosed to the disclosing party by a third party who has a legal right to make the disclosure or (d) is required to be disclosed to the public by applicable law. The parties acknowledge that any party shall be permitted to disclose Confidential Information required to be disclosed by law to certain governmental authorities and, in such circumstances, the disclosing party shall take all reasonable steps to protect the confidentiality of such Confidential Information.

     "Dean Logo" means the bird-on-mailbox logo of Licensee, U.S. Reg. Nos. 1,519,979 and 1,342,947.

     "Dip Product" means a vegetable dip, snack dip or guacamole dip product which is presently or hereafter manufactured, distributed or sold by Licensee or any of its Affiliates.

     "Permitted Use" means use of the Trademark in association with the sale of a Dip Product.

     "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity (or any department, agency or political subdivision thereof).

     "Promotional and Advertising Material" means labels, packages, advertising brochures, catalogues and other written or graphic material, all media advertising including television, radio, newspaper and other media advertising and all other materials upon which the Trademark is placed.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

     "Term" means a term commencing as of the date hereof and ending upon the third anniversary of the date of this Agreement.

     "Territory" means anywhere in the United States or Canada.

                               2. Grant of Rights

     2.1. Subject to the terms and conditions of this Agreement, Licensor grants to Licensee an exclusive right (including without limitation as against Licensor) to use the Trademark for any Permitted Use in the Territory during the Term.

     2.2. Licensor shall maintain at its expense the registration of the Trademark currently in effect as described on Schedule A attached hereto.

                                  3. No Royalty

     3.1. Licensee will have the right to use the Trademark for any Permitted Use during the Term of this Agreement on a royalty-free basis. Licensee shall have no obligation to use the Trademark or to sell or attempt to sell any Dip Products in association with the Trademark.

                             4. Rights of Ownership

     4.1.   Licensee acknowledges that:

            (a)   the Trademark is the exclusive property of Licensor;

            (b) nothing in this Agreement gives Licensee any right, title or interest in or to the Trademark by itself or in combination with any other words, except in accordance with this Agreement; and

            (c) all use and any goodwill generated through the use of the Trademark shall enure exclusively to the benefit of Licensor.

                                  5. Standards

     5.1. Dip Products manufactured and sold, or caused to be sold, by Licensee in association with the Trademark shall be of a character or quality substantially equivalent to the respective standards, specifications and operating procedures relating to Dip Products manufactured and sold, or caused to be sold, by Licensee before the date of this Agreement.

     5.2.   Licensee shall use the Trademark only for a Permitted Use.

     5.3. Licensee shall not use any other mark, name, style or design (other than the Dean Logo on the back panel of product packaging) in association with the Trademark without the written consent of Licensor, which consent shall not be unreasonably withheld. Licensee shall not add to or modify the Trademark without the prior written consent of Licensor.

     5.4. Licensee shall not register or attempt to register the Trademark or any other mark, name, style or design which is confusingly similar to the Trademark, but shall fully cooperate with Licensor by providing any and all information and materials and executing whatsoever documents as may be reasonably necessary to facilitate the registration, renewal or maintenance of the Trademark or the enforcement of the Trademark against infringement, as may be requested by Licensor at the expense of Licensor; and Licensee shall have no obligation to maintain the Trademark other than providing such information and materials and executing such documents.

                               6. Right to Inspect

     6.1. Licensee shall maintain a vigorous quality control and safety assurance program with respect to Dip Products. From time to time during the Term and upon reasonable notice, Licensor shall have the right to appoint at its expense an independent quality inspector or other representative or professional to conduct inspections during normal business hours of the manufacturing operations of Licensee for Dip Products on which Licensee uses the Trademark and to ensure that Licensee is complying with its obligations under this Agreement. In addition, from time to time during the Term, Licensor shall have the right to request and receive samples of Licensee's Promotional and Advertising Material for Dip Products, and to approve of any material changes therein or thereof from the versions used by the Seller prior to the Closing Date, which approval shall not be unreasonably withheld or delayed. Licensor shall cause any inspector or other representative or professional appointed pursuant to this Section to execute a confidentiality agreement in favor of Licensee, the form of such confidentiality agreement to be acceptable to Licensee in its reasonable judgment.

                                 7. Infringement

     7.1. Licensee shall promptly notify Licensor of any conflicting use or any act of infringement, passing-off or unfair competition involving the Trademark or any marks which may be confusingly similar to the Trademark which come to Licensee's attention.

     7.2. Licensor, at its own expense, shall have the exclusive right to institute, defend and settle any litigation or proceedings involving the Trademark. At Licensor's expense, Licensee shall cooperate with Licensor and shall supply such information and do such acts as are reasonably requested by Licensor or desirable in relation to any such litigation or proceedings. Notwithstanding the foregoing, if Licensor fails to pursue or diligently pursue a claim or action against a third party which is infringing on the Trademark (each of such determinations to be made in the good faith judgment of Licensee), Licensee shall have the right to commence litigation or take any other action against such third party, with counsel of its own choice, at the sole cost and expense of (and with any recovery for the sole benefit of) Licensee. In such event, Licensee shall keep Licensor fully advised of the progress and disposition of such litigation or action. Licensor shall have no right to participate in any such litigation or other action or in connection with any settlement discussions related thereto or to make any decision or determination in connection therewith. Licensor shall cooperate with Licensee and its counsel as reasonably requested by Licensee, at the sole cost and expense of Licensee.

                            8. Indemnity and Recalls

     8.1. Licensee shall indemnify Licensor and its successors and assigns, and their respective directors, officers, employees and agents, and the heirs, executors and personal representatives of each of the foregoing (the "Indemnified Parties") in respect of any and all claims, costs, damages, fines, penalties, expenses and liabilities, including without limitation all economic losses and all legal and other professional costs, which may be suffered or incurred by any Indemnified Party, in connection with a claim, demand, action, suit or proceeding brought by a Person and arising out of or relating to (a) the manufacture, sale or distribution of any Dip Product bearing the Trademark, (b) the use or distribution by Licensee or its agents of Promotional and Advertising Material bearing the Trademark or (c) any product liability matter relating to any Dip Product bearing the Trademark or any alleged defect or failure or impurity in any Dip Product or its packaging bearing the Trademark including, without limitation, all costs of any product recall in connection with any Dip Product bearing the Trademark and any loss of property, economic loss, bodily injury or death of any Person relating to any such Dip Product or its packaging; provided, however, that such indemnification shall not extend to claims that the Trademark used in accordance with this Agreement infringes the trademark or copyright rights of third parties. Licensor shall not settle any such matter without obtaining Licensee's prior written consent to the terms of settlement, such consent not to be unreasonably withheld.

     8.2. The need for any product recall of any Dip Product bearing the Trademark and the manner in which such product recall shall occur shall be determined by senior executive officers of Licensee in consultation with senior executive officers of Licensor. Licensee shall pay the costs of all product recalls relating to any Dip Product bearing the Trademark. Licensee shall handle all aspects of any such product recall relating to any Dip Product bearing the Trademark. In the event of a product recall, Licensor and Licensee shall mutually agree upon the manner in which all consumer queries and complaints are to be handled, and Licensee hereby agrees to expressly disclaim, in each communication required as part of such recall, any association between such recall and Licensor's vegetable business which uses the Trademark.

                                 9. Termination

     9.1. If one party is in material default of its obligations under this Agreement, the other party may give notice in writing to the defaulting party requiring the defaulting party to remedy the default within 30 days. If the defaulting party fails to remedy the default within 30 days, the other party may terminate this Agreement by notice in writing to the defaulting party effective on the date of delivery of the written notice in accordance with this Agreement.

     9.2. If Licensee files a petition under any federal or state bankruptcy or insolvency law seeking reorganization, arrangement or any other relief thereunder, or a petition is filed against Licensee under any federal or state bankruptcy or insolvency law, or Licensee makes an assignment for the benefit of creditors or seeks or consents to the appointment of a receiver, liquidator or trustee, or a receiver, liquidator or trustee is appointed for Licensee or its property, or Licensee otherwise demonstrates an inability to pay its debts as they become due, then this Agreement shall terminate automatically.

     9.3.   This Agreement shall terminate at the end of the Term.

                         10. Consequences of Termination

     10.1.  Upon termination of this Agreement, Licensee shall:

            (a) immediately cease all use of the Trademark and thereafter shall not sell any products bearing the Trademark; and

            (b) immediately cease use of the Promotional and Advertising Material which is in Licensee's possession, power or control.

                   11. Disclosure of Confidential Information

     11.1. The parties agree that they shall not, directly or indirectly, at any time either during the continuance of this Agreement or at any time following the termination hereof, disclose or use any Confidential Information which they acquire or learn by reason of this Agreement.

     11.2. The parties acknowledge that a breach of this Section of this Agreement by any party may cause irreparable harm and in the event of such a breach, the nondefaulting party may seek immediate equitable and other relief from a court of competent jurisdiction upon proof of such breach.

                           12. Amendments and Waivers

     The parties may mutually amend any provision of this Agreement. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the parties. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder shall, unless expressly so provided therein, be deemed to extend to any prior or subse quent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence.

                                  13. Headings

     The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                                14. Governing Law

         This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Illinois without giving effect to any choice or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

                                   15. Notices


         All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below:

                  If to Licensor:

                  Agrilink Foods, Inc.
                  90 Linden Place
                  Rochester, NY  14625
                  Attn:  Mr. Dennis M. Mullen, Chief Executive Officer

                  With a copy (which shall not constitute notice to Licensor) to:

                  Harris Beach & Wilcox, LLP
                  130 East Main Street
                  Rochester, NY  14604
                  Attn:  David M. Mehalick, Esq.

                  If to Licensee:

                  Dean Foods Company
                  3600 N. River Road
                  Franklin Park, IL  60131-2185
                  Attention:  President

                  With a copy (which shall not constitute notice to Licensee)


                  Kirkland & Ellis
                  200 E. Randolph Drive
                  Chicago, IL  60601
                  Attention: Brian D. Hogan, Esq.

or by any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail). No such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims and other communications to it hereunder are to be delivered by giving the other party notice in the manner herein set forth.

                           16. Independent Contractors


     The relationship between the parties is that of independent contractors. Nothing contained in this Agreement shall be deemed to create a partnership, association, joint venture or agency between the parties.

                              17. Extended Meanings

     The use of the singular in this Agreement shall include the plural and vice versa.

                              18. Entire Agreement

     This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior understandings, agreements or representations by or between the parties, written or oral, to the extent they relate in any way to such subject matter.

                              19. Other Limitations

     Notwithstanding anything to the contrary contained in this Agreement, Licensor shall be excused from its obligations under Section 2 of this Agreement to the extent that there is any infirmity in the Trademark or its registration listed on Schedule A attached hereto as of the date of this Agreement or the use of the Trademark by Licensee as of the date of this Agreement or thereafter infringes the rights of any third party.



                                20. Severability

     Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

                                 21. Assignment

     Either party may assign this Agreement in connection with the transfer or sale of all or substantially all of its business to which the Trademark relates, with the prior written consent of the other party, or the merger or consolidation of that party with or into another entity, without the prior written consent of the other party. In addition, Licensee may assign this Agreement, or sublicense any of its rights under this Agreement, to any of its Affiliates, and shall promptly thereafter notify the Licensor of any such assignment. This Agreement shall be binding upon any permitted assignee or successor of either party and any permitted sublicensee of Licensee. No assignment by either party or sublicense by Licensee shall relieve the assignor or sublicensor from its obligations hereunder.

                                22. Counterparts

     This Agreement may be executed in counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.




                                     * * * *

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.



                                        AGRILINK FOODS, INC.

                                        By ___________________________________
                                        Title: _______________________________



                                        DEAN FOODS COMPANY


                                        By ___________________________________
                                        Title: _______________________________

                                   SCHEDULE A

                                    TRADEMARK



MARK                       REGISTRATION NO.

"BIRDS EYE"                U.S. Reg. No. 1,982,485

                                    EXHIBIT B

                  Continued Employee Severance Pay and Benefits

         1. Entitlement to Severance Benefits. An Employee shall be entitled to the Benefits set forth in Section 2 below (a) upon any involuntary termination of his or her employment with DFVC at or subsequent to the Closing Date, unless such termination is due to his or her death or is a termination by DFVC for Cause or Disability, or (b) upon any voluntary termination of his or her employment with DFVC at or subsequent to the Closing Date (other than voluntary retirement) that is for Good Reason; provided in either case that the termination occurs, with respect to any VP Employee, within two years after the Closing Date and, with respect to any other Employee, within one year after the Closing Date.

         2. Amount of Severance Benefits. The Benefits payable to each VP Employee under the circumstances set forth in Section 1 shall be equal to:

               (a) an amount equal to 2 times Compensation, which amount shall be payable in cash in equal monthly installments over the 24 month period beginning in the first month immediately following such termination;

               (b) continued DFVC-provided medical, dental and life insurance coverage for two years after the date employment ends, on the same basis the VP Employee received such coverage immediately prior thereto (or, if more favorable to the VP Employee, on the same basis the VP Employee received such coverage immediately prior to the Closing Date); and

               (c)    prompt reimbursement of out-placement fees up to $10,000.

         The Benefits payable to each Optionee Employee under the circumstances set forth in Section 1 shall be equal to:

               (a) an amount equal to 1 times Compensation, which amount shall be payable in cash in equal monthly installments over the 24 month period beginning in the first month immediately following such termination; and

               (b) continued DFVC-provided medical, dental and life insurance coverage for one year after the date employment ends, on the same basis the Optionee Employee received such coverage immediately prior thereto (or, if more favorable to the Optionee Employee, on the same basis the Optionee Employee received such coverage immediately prior to the Closing Date).

        The Benefits payable to each Other Employee under the circumstances set forth in Section 1 shall be equal to:

               (a) an amount equal to 1.5 times Weekly Compensation times the number of completed years of service with DFVC (and related companies) and its predecessors as of the date of termination, which amount shall be payable in cash in equal monthly installments over the 24 month period beginning in the first month immediately following such termination.

         In addition to the foregoing, under the circumstances set forth in
Section 1, the Buyer will also cause DFVC to pay in cash to each Employee who immediately prior to the Closing Date is a participant in the Seller's Annual Incentive Bonus Plan an amount equal to (a) the pro rata portion (based on days elapsed since the next preceding last Saturday in May) of the target bonus for such Employee under any incentive bonus plan in which such Employee participates at the time of such termination or (b) if such termination occurs on or prior to May 29, 1999, and if such amount is greater than the amount described in (a), the amount accrued for the Seller's 1999 fiscal year under the Seller's Annual Incentive Bonus Plan as of the Closing Date with respect to such Employee, which amount shall be payable promptly following May 29, 1999; provided that if the employment of any such Employee is terminated prior to May 29, 1999 for any reason other than by a Target for Cause, such bonus payment shall be made immediately following such termination.

         3. Voluntary Termination for Good Reason. Voluntary termination by the Employee for Good Reason means termination due to the occurrence of one or more of the following events:

               (a) a material adverse change in the Employee's duties or job responsibilities without the Employee's express written consent;

               (b) a reduction in the Employee's base salary or target incentive compensation without the Employee's express written consent;

               (c) a material reduction, in the aggregate, in the kind or level of employee benefits or fringe benefits to which the Employee was entitled immediately prior to the Closing Date, other than under equity purchase or equity awards plans and provided that the substitution of a nonqualified plan or arrangement for a qualified plan or arrangement in and of itself shall not be deemed to involve a change in benefits; or

               (d) the Buyer or DFVC requiring the Employee to relocate the Employee's office to a place more than fifty miles from its present location, without the Employee's express written consent.

        4.     Definitions.

               "Cause" means with respect to an Employee (i) the Employee's conviction of a felony or a crime involving moral turpitude; (ii) the Employee's conviction of a fraud; (iii) the Employee's commission of any act involving dishonesty or disloyalty with respect to DFVC (or any related entity); (iv) intentional conduct by the Employee tending to bring DFVC (or any related entity) into substantial public disgrace or disrepute; (v) the Employee`s gross negligence or willful misconduct with respect to DFVC (or any related entity); or (vi) the Employee's abandonment of employment with DFVC (or any related entity) other than as a result of death or Disability.

               "Compensation" means the Employee's base annual salary as of the Closing Date, or as of the date of termination, if greater, plus the amount of the targeted incentive compensation bonus that would be payable for the year in which the termination occurs under any such incentive plan in which the Employee participates. "Weekly Compensation" is determined by dividing Compensation by 52.

               "Disability" means termination under the circumstances set forth in the applicable disability policies in effect immediately prior to the Closing Date.

                "Employee" means each Continued Employee other than any Continued Employee employed only on a seasonal basis and any Continued Employee covered by a collective bargaining agreement.

                "VP Employee" means each Employee who is a President or Vice President of DFVC at any time at or after the Closing Date.

                "Optionee Employee" means each Employee, other than a VP Employee, who has received an option under the Dean Foods Company 1989 Stock Awards Plan at any time prior to the Closing Date.

                "Other Employee" means each Employee who is not a VP Employee or an Optionee Employee.

                                    EXHIBIT C

                         CERTAIN TITLE COMMITMENT ITEMS

                                  SEE ATTACHED.

                                    EXHIBIT D

                         Substance of Opinion of General
                             Counsel to the Seller *


1. Each of the Seller, Holding Company and DFVC is a corporation existing and in good standing under the laws of the jurisdiction of its incorporation.

2. The Board of Directors of the Seller has adopted by requisite vote the resolutions necessary to authorize the execution, delivery and performance of this Agreement, the Asset Transfer Agreement (and the License Agreement contemplated thereby), the Closing Date Birds Eye License Agreement and the assignment document with respect to the Existing Birds Eye License Agreement by the Seller. No approval of this Agreement, the Asset Transfer Agreement (or the License Agreement contemplated thereby), the Closing Date Birds Eye License Agreement or the assignment document with respect to the Existing Birds Eye License Agreement by the stockholders of the Seller is required.

3. The Board of Directors and stockholders of Dean International have adopted by requisite vote the resolutions necessary to authorize the sale of Holding Company Common Stock as contemplated by this Agreement.

4. The Seller has corporate power to enter into and perform its obligations under this Agreement, the Asset Transfer Agreement (and the License Agreement contemplated thereby), the Closing Date Birds Eye License Agreement and the assignment document with respect to the Existing Birds Eye License Agreement. The Seller has duly executed and delivered this Agreement, the Asset Transfer Agreement (and the License Agreement contemplated thereby), the Closing Date Birds Eye License Agreement and the assignment document with respect to the Existing Birds Eye License Agreement. Each of this Agreement, the Asset Transfer Agreement (and the License Agreement contemplated thereby), the Closing Date Birds Eye License Agreement and the assignment document with respect to the Existing Birds Eye License Agreement is the valid and binding obligation of the Seller and is enforceable against the Seller in accordance with its terms.

5. Dean International has corporate power to sell the Holding Company Common Stock as contemplated by this Agreement.

6. The Seller owns beneficially and of record all of the outstanding stock of DFVC. The issuance of all such stock has been duly authorized and all of such stock has been validly issued and is fully paid and nonassessable.

7. Dean International owns beneficially and of record all of the outstanding stock of Holding Company. The issuance of all such stock has been duly authorized and all of such stock has been validly issued and is fully paid and nonassessable.

     * If the License Agreement contemplated by the Asset Purchase Agreement is to be entered into by a Subsidiary of the Seller, opinions corresponding to those described above as appropriate shall also be given with respect to such Subsidiaries.

                                    EXHIBIT E

                             Substance of Opinion of
                       Special Counsel to Birds Eye Mexico


1. Birds Eye Mexico is a limited liability company existing and in good standing under the laws of Mexico.

2. The authorized capital stock of Birds Eye Mexico consists of (i) 1,000 shares of Birds Eye Mexico Series A Stock and (ii) 5,000 shares of Birds Eye Mexico Series B Stock. 1,000 shares of Birds Eye Mexico Series A Stock and 5,000 shares of Birds Eye Mexico Series B Stock are outstanding and no shares of Birds Eye Mexico Series A Stock or Series B Stock are held in treasury. The issuance of all such outstanding shares was duly authorized and all of such outstanding shares have been validly issued and are fully paid and nonassessable. All of the shares of Birds Eye Mexico Series A Stock are held of record by Holding Company. 4,999 shares and 1 share of Birds Eye Mexico Series B Stock are held of record by Holding Company and DFVC, respectively.

3. The consummation of the transactions contemplated by this Agreement does not violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which Birds Eye Mexico is subject or any provision of the charter or bylaws (or similar governing documents) of Birds Eye Mexico. Birds Eye Mexico does not need to obtain any authorization, consent or approval of its directors or stockholders, or to give any notice to, make any filing with or obtain any authorization, consent or approval of, any government or governmental agency, in order for the Parties to consummate the transactions contemplated by this Agreement, other than any notice, filing, authorization, consent or approval that has been given, made or obtained.

                                    EXHIBIT F

                         Substance of Opinion of Counsel
                                  to the Buyer*

1. The Buyer is a corporation existing and in good standing under the laws of the jurisdiction of its incorporation.

2. The Board of Directors of the Buyer has adopted by requisite vote the resolutions necessary to authorize the execution, delivery and performance of this Agreement, the Asset Transfer Agreement (and the License Agreement contemplated thereby), the Closing Date Birds Eye License Agreement and the assumption document with respect to the Existing Birds Eye License Agreement by the Buyer. No approval of this Agreement, the Asset Transfer Agreement (or the License Agreement contemplated thereby), the Closing Date Birds Eye License Agreement or the assumption document with respect to the Existing Birds Eye License Agreement by the stockholders of the Buyer is required.

3. The Buyer has corporate power to enter into and perform its obligations under this Agreement, the Asset Transfer Agreement (and the License Agreement contemplated thereby), the Closing Date Birds Eye License Agreement and the assumption document with respect to the Existing Birds Eye License Agreement. The Buyer has duly executed and delivered this Agreement, the Asset Transfer Agreement (and the License Agreement contemplated thereby), the Closing Date Birds Eye License Agreement and the assumption document with respect to the Existing Birds Eye License Agreement. This Agreement, the Asset Transfer Agreement (and the License Agreement contemplated thereby), the Closing Date Birds Eye License Agreement and the assumption document with respect to the Existing Birds Eye License Agreement are the valid and binding obligation of the Buyer and are enforceable against the Buyer in accordance with their respective terms.

     * If any of the Target Shares, the Seller's Target-Related Intellectual Property or the Existing Birds Eye License Agreement is conveyed to one or more Subsidiaries of the Buyer rather than to the Buyer, opinions corresponding to those described above shall also be given with respect to the Subsidiaries which are the recipients and, if applicable, with respect to the guarantee contemplated in Section 2(c).




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